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                          AMERICAN PHOENIX GROUP, INC.
                          ----------------------------
                  (Name of Registrant As Specified In Charter)

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                          AMERICAN PHOENIX GROUP, INC.
                             930 East Arques Avenue
                        Sunnyvale, California 94086-4552


                              INFORMATION STATEMENT


    This Information Statement is furnished by the Board of Directors of American Phoenix Group, Inc., a Delaware corporation (the "Company"), to inform the stockholders of the Company of the approval of certain corporate actions. This Information Statement and the accompanying materials will be mailed on or about _____________, 1997 to holders of record of Common Stock, par value $.001 ("Common Stock") and to holders of record of Series A through D Preferred Stock, par value $01 (collectively, the "Preferred Stock"), of the Company as of the record date. The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on March 17, 1997. On that date, the Company had outstanding and entitled to vote 28,846,076 shares of Common Stock and 8,000,000 shares of Preferred Stock which is entitled to vote together with the Common Stock on the matters set forth herein. Specifically, this Information Statement relates to the following corporate actions:

         1. Stockholders' approval of an amendment to the Company's Certificate of Incorporation effectuating a one for two reverse stock split of the issued and outstanding shares of Common Stock.

         2. Stockholders' approval of an amendment to the Company's Certificate of Incorporation increasing the number of shares of Common Stock the Company is authorized to issue to 100,000,000.

         3. Stockholders' approval of an amendment to the Company's Certificate of Incorporation increasing the number of shares of Preferred Stock the Company is authorized to issue to 60,000,000.

         4. Stockholders' approval of an amendment to the Company's Certificate of Incorporation changing the Company's name to TAL Wireless Networks, Inc.


         During February 1997, holders of 15,289,551 shares of Common Stock and 5,221,463 shares of Preferred Stock (or 55.7% of the total entitled to vote on the matters set forth herein) consented in writing without a meeting to the matters set forth herein. As a result, the corporate actions were approved by the majority required by law and no further votes will be needed. Unless expressly stated otherwise, numbers of shares do not account for the contemplated reverse stock split described herein.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

                                   THE COMPANY

INTRODUCTION

         American Phoenix Group, Inc., a Delaware corporation ("American Phoenix" or the "Company") was incorporated in Delaware in May 1994 under the name Kushi Macrobiotics Corp. The Company is primarily engaged in providing, through local affiliates, wireless data communications services to customers who are located principally in developing economies thereby taking advantage of the increasing demand for alternatives to wire line services in those locations.

         The Company was initially engaged in the business of marketing premium macrobiotic food products. Because the Company's marketing strategies were unsuccessful, it determined to abandon this business and search for a suitable merger or acquisition candidate. As a result of its search efforts, effective September 26, 1996, the Company emerged as the surviving entity in a merger with American Phoenix Group, Inc., a Nevada corporation ("APG"), and adopted that company's name. Immediately prior to consummation of the merger, the Company spun off its food business to its stockholders.

TAAL SHARE EXCHANGE

         General

         In November 1996, pursuant to an Agreement and Plan of Reorganization (the "TAAL Agreement"), the Company purchased all issued and outstanding shares of Tetherless Access Asia Limited, an Australian company ("TAAL"), in consideration for the issuance of Common Stock and Preferred Stock giving the shareholders of TAAL (the "TAAL Shareholders") control of the Company (the "Share Exchange"). In connection with this transaction, the Company sold substantially all of its assets. It is currently expected that the proceeds of these sales will be used for the financing of the Company's business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions." TAAL and American Phoenix are together hereinafter sometimes referred to as the "Company."

         Issuance of Securities

         Under the TAAL Agreement, the TAAL Shareholders were issued 4,000,000 shares of Common Stock and an aggregate of 8,000,0000 shares of Preferred Stock (the "Preferred Stock") in four series. Each share of Preferred Stock in each series is automatically convertible, unless converted earlier at the discretion of the Board of Directors, into three shares of Common Stock, as follows: Series A on June 1, 1997; Series B on June 1, 2000; Series C December 1, 2000; and Series D on June 1, 2001. The Preferred Stock has voting rights on an as converted basis and will vote together with the holders of the Common Stock. The number of shares of Preferred Stock issuable under the TAAL Agreement and the number of shares of Common Stock issuable upon conversion of the Preferred Stock have been adjusted for the reverse stock split described herein. See "Amendments to the Certificate of Incorporation-Reverse Stock Split." As a result of the TAAL Agreement and the stock issuances thereunder, the TAAL Shareholders acquired absolute control of the affairs of the Company.


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         In connection with the issuance of the Preferred Stock, the TAAL
Shareholders have each agreed to waive the right to cast more than one vote per share of Preferred Stock until the implementation of the increase in the shares of Preferred Stock the Company is authorized to issue. Immediately upon the increase in the authorized number of shares of Preferred Stock, the Company will issue an additional 16,000,000 shares of Preferred Stock. In addition, the Company will amend the terms of the Preferred Stock to provide that each share of Preferred Stock will be convertible into one share of Common Stock and, accordingly, will carry one vote. As a result, the TAAL Shareholders will become the beneficial owners of an aggregate of 24,000,000 shares of Preferred Stock. See "Amendments to the Certificate of Incorporation--Increase in the Number of Authorized Shares of Preferred Stock."

         Reconstitution of the Board

         The parties to the TAAL Agreement agreed that the TAAL Shareholders would be entitled to designate a majority of the members of the Board of Directors of the Company. Of the current members of the Board, Messrs. Davis and Hubbard will remain on the Board. Mr. DiCarlo has already resigned and Mr. France is expected to resign. The TAAL Shareholders have designated Richard Redett and Timothy Todhunter to become directors. See "Management."

         Sale of Assets

         In connection with the consummation of the TAAL Agreement, the Company sold substantially all its assets, as follows:

         1. The Company sold its interest in Marine Turbine Australia Pty. Ltd. ("MTA") to Rubywell Pty. Ltd., a principal stockholder of the Company ("Rubywell"), and the entity from whom the Company acquired the MTA shares in 1995. In consideration for its reacquisition of MTA and the settlement of certain debt outstanding, Rubywell has agreed to pay to the Company royalties on sales by MTA. In addition, Rubywell assigned to the Company a promissory note in the principal amount of $1,500,000 in complete and full settlement of MTA's indebtedness to the Company. Payments aggregating $500,000 have been made to date. An installment in the amount of $500,000 that was due on January 31, 1997 has not been received.

         2. The Company sold its interest in the note portfolio acquired from P.R. Finance & Investment Ltd. (the "Note Portfolio") to Capital Finance Corporation Pty, Ltd. ("Capital Finance") in consideration for a promissory note in the amount of $8,600,000 payable in installments. To date one installment in the amount of $500,000 has been received. The Company has granted Capital Finance extensions on a $3,000,000 installment that was due on December 15, 1996 and a $2,000,000 installment that was due on January 31, 1997.

         3. The Company sold its interest in Barlile Corp., Ltd. to Clouden Pty. Ltd, as Trustee for Finance Investment Trust in consideration for $156,000 payable in two installments of $78,000. To date, the second payment which was due on February 28, 1997, has not been received.

         The Company intends to use the proceeds from the sale of these assets to finance the expansion of its business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


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

NASDAQ APPLICATION

         The Company's Common Stock and Redeemable Purchase Warrants were traded on the Nasdaq SmallCap Market ("Nasdaq") under the symbols APHX and APHXW, respectively.

         The rules of Nasdaq provide that any Nasdaq-listed company that experiences a change in control and a change in its business or financial structure must comply with the criteria for initial listing, which are more stringent than the requirements for continued listing. In connection with the Share Exchange, on November 13, 1996, the Company filed an application for listing on Nasdaq which is pending.

         On March 17, 1997, the Company was notified that, pending complete review of its initial listing application, effective March 18, 1997, the Company's securities would not continue to be listed on Nasdaq due to various concerns expressed in Nasdaq's notification to the Company. The Company wishes to summarize Nasdaq's principal concerns and set forth its responses thereto.

         Nasdaq expressed concerns that the transactions involving the dispositions of the Company's assets in connection with the Share Exchange were not at "arms-length" and were not "in accordance with just and equitable principles of trade." The Company strongly disagrees and believes that during the course of the pending review it will demonstrate to Nasdaq that the transactions were at arms length. The Company's decision regarding the dispositions of its assets was reached by the unanimous vote of the directors who had no interest in the assets being disposed of or the companies purchasing the assets.

         Nasdaq expressed concern about an alleged "lack of fully audited financial statements." Audited financial statements of the Company and of TAAL have been provided as at June 30, 1996. The audited financial statements of TAAL were prepared in accordance with applicable Australian accounting principles, rather than U.S. generally accepted accounting principles ("GAAP"). TAAL is an Australian company based in Melbourne, Australia, and the financial statements were prepared prior to the consummation of the TAAL Agreement. The Company is advised by its auditors that GAAP is substantially similar to applicable Australian accounting principles. The financial statements contained in the Company's Quarterly Report on Form 10-QSB for the three and six months ended December 31, 1996 were prepared in accordance with GAAP and all of the Company's future financial statements will be prepared in accordance with GAAP.

         Nasdaq expressed concern that the Company is not currently in compliance with the initial inclusion bid price requirement of $3 per share. In the 86 trading days commencing with the TAAL Transaction, the bid price exceeded $3 per share for 61 trading days. The Company has publicly announced its intention to implement a one for two reverse split of its stock. The Company believes that, upon implementation of the reverse split, the bid price requirement of $3 per share will be satisfied.

         Nasdaq expressed concern regarding certain individuals with "disciplinary histories" who were previously associated or had relationships with the Company. All of these individuals have resigned their positions or terminated their relationships with the Company, as the case may be.

THE COMPANY'S BUSINESS

         Background

         Tetherless Access Limited, a California corporation ("TAL US"), was formed in 1990. In September 1996, TAAL acquired all of the assets of TAL US and assumed certain of its liabilities. The objective of TAL US was, and the objective of the Company is, the creation of low cost medium speed wireless data communications by obviating the need for wire lines in geographic locations, particularly in developing economies outside the United States, where such lines are either non-existent or costly to install. The Company believes that there is a growing need for medium speed wireless services as a result of the following factors:

    - rapid improvements in the performance, and a reduction in the price, of personal computers resulting in an increase in the demand for these products by multi-branch businesses;

    - the growing need to adapt to the increased speed of data communications as a result of the emergence of the Transport Control Protocol/Internet Protocol ("TCP/IP") which is a set of protocols for the transmission of data used in the Internet and which has become the dominant international standard for data communications; and

    - the desire for continuing modernization of existing business systems in developing economies.

         Particularly in developing economies, conventional wireline communications companies are not always able to meet the increased demand for an improvement in the data communications infrastructure for a number of reasons. First, many locations are too thinly populated to justify the capital investments required to create such an infrastructure. Second, many of the existing wirelines are unsuitable for higher speed data communications. Finally, many of these companies have had long term relationships with existing customers to whom they provide highly priced services that are extremely profitable. As a consequence, they usually lack the incentive to reduce the prices required to make their services attractive and widely available.


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

         An additional impetus to the growth of the wireless business has been the proliferation of technology associated with wireless indoor local area networks and of mobile telephones, which have lead to a sharp reduction in the price of wireless networking technologies. Therefore, wireless technology has become a cost effective alternative to conventional wireline systems in many suburban and rural areas around the world.

         The Company believes that the combination of these circumstances has created a valuable business opportunity that it intends to exploit fully.

    TAAL Business

         The Company develops and operates public wireless data communications services in cooperation with partners that are principally located in developing economies. Its principal customers are multiple-branch businesses in metropolitan areas that are in need of establishing electronic links between the various branches and their customers and suppliers by forming an internal "intranet," or that require high speed access to the Internet.

         The Company's primary focus is on medium speed communications ranging from 56kbps to 2mbps through Company installed and operated public networks. The Company believes that many businesses require this speed for data communication purposes. For example, many banks utilize client/server software based around PC's that require interbranch data communications at such speeds. In addition, businesses generally require this speed to access the Internet.

         The Company believes that connecting clients through public networks presents important business opportunities for two reasons. First, connecting networks across metropolitan areas requires specific skills that in-house MIS departments at business organizations do not usually possess. Generally, the Company and its local affiliates are capable of providing cost-efficient services by connecting multiple branches of a business across a metropolitan area utilizing the special skills required for such assignments. Second, by installing a network across an area of this size, the Company believes that it can provide important cost savings by connecting multiple customers to the same public network.

    Services

    The Company through its local affiliates provides wireless data communications services using the TCP/IP protocol at speeds of up to 450 kilo bits per second. Specifically, the Company links customers to the Internet and connects multiple customer sites together. The Company's services are provided by the installation of networks which have a structure similar to a cellular telephone communications system. The speed, range, and other properties of the service depend on the particular system used by the customer. The Company currently has two customer premises systems available:

         SUBSPACE 2001(TM) wireless routers that use direct-sequence spread spectrum and TCP/IP technology. These routers allow the user to create links to network base sites up to 30 kilometers away. The average user will operate the system at a speed of 110kbps.

         SUBSPACE 2002(TM) wireless routers that use frequency hopping spread spectrum and TCP/IP technology. These routers allow the user to create links to network base sites located up to 20 kilometers away. The average user will operate the system at a speed of 450kbps.


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         In public networks, the services provided through the Company's affiliates are sold in packages consisting of a customer premises wireless router and an installation kit that will cost the user approximately $2,500. Installation and public monthly access fees vary by country, but the Company believes that they are competitive with prices generally charged by local telephone companies.

         The Company, through its affiliates, generally initiates the planning and installation of the public networks. Once the network has been installed, the Company or its local affiliates will usually provide the services associated with public utilities, including customer services, equipment maintenance and billing.

         Sales and Marketing

         The Company anticipates that it will primarily target customers located in developing countries, especially in Asia, the Pacific Rim, the Indian subcontinent and Africa.

         To date, the Company has focused its efforts principally on making preparations and laying the groundwork for its operations in those locations where the Company is and will be operating public wireless data networks. Included in such preparations are identifying suitable local partners, usually telecommunications companies or Internet service providers, and securing the necessary regulatory approvals such as operating licenses, spectrum allocation and tariff approvals.

         The Company usually operates through joint ventures with local partners in each country to create public wireless metropolitan data communications systems. Generally, such joint ventures provide public wireless metropolitan internetworking systems, or private internetworks in which geographically dispersed branches of a single business organization can communicate. Pursuant to such arrangements, the Company will generally provide the management expertise, technology and capital required to launch and sustain the networking systems. The local joint venture partners will usually provide personnel and the relationships with local government officials that are a prerequisite to the success of the Company's business on a local level as well as working capital.

         The Company has initiated, among others, the following projects:

    - A joint venture with a local telecommunications company in Manila, Philippines. This network provides high-speed wireless public access to the Internet and private intranet services to customers that include a major bank, a chain of fast food restaurants and government agencies;

    - A joint venture with a local internet service provider in Buenos Aires, Argentina. This internetwork provides high-speed wireless public access to the Internet and private intranet services to customers that include a major bank and the local offices of multinational corporations;

    - A joint venture with a branch of the Chinese People's Liberation Army in cooperation with the Beijing Tourism Administration that is developing a wireless internet in Beijing to provide Internet and booking services to hotels; and

    - Service agreements with a major retailer and a bank in Australia to link their rural and fringe urban branches to their respective national inter-branch computer networks.


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

         TAAL currently maintains offices in Sunnyvale, California; Melbourne, Australia; Beijing and Shenzhen, China; Buenos Aires, Argentina; Manila, Philippines; and Cape Town, South Africa.

         Network Equipment Development

         The Company is a communications service provider. As a result, development of network equipment is not considered part of its core business. Nevertheless, as a consequence of the current lack of availability of equipment required to access and operate the wireless data communications networks, the Company engages third parties to develop the radio technology and hardware necessary for the Company's services to operate. The Company also designs its own computer software and internetworking systems.

         The Company cooperated with Cylink Corporation to modify and manufacture the radio technology required for the operation of the SubSpace 2001. The radio technology used in the SubSpace 2002 was modified by RDC Communications to fit the Company's specifications.

         The Company anticipates that uniform standards will emerge in the wide area data communications industry that are likely to lead to an increase in the supply of suitable equipment. Therefore, it will be less involved in the development of products required to access and operate its networks.

         Competition

         Among the Company's principal competitors are the traditional telecommunications companies that provide wire line services. The Company will usually benefit to the extent that these companies are unable to deliver wire lines at competitive prices and without the usual waiting time. As a result, the Company believes that it is able to compete effectively with these companies, especially in developing economies.

         In developing economies there are a number of operators that provide wireless network services, most notably data communications via the GSM mobile telephone networks, that are potential competitors of the Company's services. However, most of these services are of limited bandwidth, costly and usually targeted at mobile users.

         Additional potential competitors include a number of wireless network operators, including Advanced Radio Technologies, National Digital Network and Winstar. These companies utilize a new generation of low cost high speed point to point microwave equipment. However, these companies operate almost exclusively in the United States.

         The Company utilizes a technology that is generally well-known and understood. Therefore, there can be no assurance that other companies will not enter this market and compete effectively with the Company.

PROPERTIES

    In September, 1995, TAL US entered into a three-year Second Sublease for approximately 15,000 square feet of office and warehouse space located in Sunnyvale, California. The lease currently calls for a monthly payment of $12,000. Commencing September 1997, monthly payments will be increased to


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

$12,750. The Second Sublease is subject and subordinate to a Master Lease dated October, 1985. In addition, TAL US pays to the sublandlord TAL US's pro rata share (18.16%) of all costs and expenses of every kind and nature which may be imposed, at any time, on the sublandlord for the premises pursuant to the Master Lease or the Sublease (except for Base Rent) including, but not limited to, additional rent, property taxes, common area maintenance, HVAC, and utilities.

    In August 1996, the Company entered into a five-year lease for 2,134 square fee of office space located in Irvine, California. The lease calls for monthly payments of $3,777.

    In August 1995, the Company entered into a five-year lease for 4,000 square feet of office space located in Stamford, Connecticut. The lease provides for monthly payments of approximately $5,000, escalating to $6,000 during the fifth year of the agreement. The Company moved into the facility in October 1995 and moved out in September 1996. In September 1996, the Company entered into an agreement with a subtenant to sublet the office space from the Company for substantially the same terms and for the same period as the Company's lease with the landlord. The subtenant will pay rent directly to the landlord during the term of the agreement. The Company remains liable for performance on the lease if the subtenant defaults on the agreement.

    In August 1995, the Company entered into a five-year lease for 27,000 square feet of warehouse space located in Parsippany, New Jersey. The lease calls for monthly payments of approximately $10,000 during the term of the lease. The Company occupied such space beginning in September 1995 and moved out in April 1996. In April 1996, the Company entered into an agreement with a subtenant to sublet the warehouse from the Company for substantially the same terms and for the same period as the Company's lease with the landlord. The subtenant will pay rent directly to the landlord during the term of the agreement. The Company remains liable for performances on the lease if the subtenant defaults on the agreement.

LEGAL PROCEEDINGS

    American Phoenix Group, Inc. v. Daniel J. Doud. On August 2, 1995, APG filed a complaint against Daniel J. Doud ("Doud") in the Superior Court of the State of California, County of Los Angeles, Case No. BC132728, alleging, inter alia, Breach of Contract, Breach of Promissory Note, Fraud, Deceit and Negligent Misrepresentation. The dispute involves the 1993 sale by APG of all of the issued and outstanding common shares of ECI Construction Services, Inc. ("ECICS"), then a wholly owned subsidiary of APG, for a purchase price of $750,000 (the "Sale"). Doud agreed to purchase ECICS for $750,00 and executed a written promissory note in favor of APG. The Sale also required Doud to deliver 500,000 shares of common stock of APG ("Shares") beneficially owned by him to a collateral account for ECICS"s bonding company, Golden Eagle Insurance Company, to satisfy a bond which was guaranteed by Doud and APG. In March 1994, and continuing to the present, Doud has failed to pay to the Company $750,000 pursuant to the written promissory note and to deliver the Shares into the collateral account. The Company seeks payment under the promissory note and other relief. Doud has requested arbitration of this controversy.

    In 1994, APG rescinded the acquisition of 99.52% of the equity of ECI France, S.A. formerly known as Handtop France, S.A. Although the transaction was rescinded, the Company established a liability of $526,000 for obligations to Banque de Neuflixe, Schlumlberger Mallet and Credit Lyonnais ("Banks"), whereby the Banks advanced funds to ECI France, S.A. secured by a guarantee from the Company. On


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

May 16, 1995, Credit Lyonnais was awarded a court judgment in France against the Company for approximately $300,000 principal amount plus interest from July 28, 1994.

    Daniel J. Doud v. American Phoenix Group, Inc. On November 8, 1995, Daniel
J. Doud ("Doud") filed a complaint against APG in the Superior court of the State of California, County of Los Angeles Case No. SC039240 alleging inter alia, breach of contract, breach of promissory note and unjust enrichment. Doud further alleges that he entered into an Employment Agreement dated March 1, 1994 with APG whereby APG agreed to pay Doud $84,000 per year plus certain benefits, including a signing bonus; $4,200 for reimbursable costs of health insurance; $8,100 for moving expenses; $67,000 for travel expenses; and $4,200 for auto allowance in exchange for Doud's future services to be rendered for APG. Doud also asserts that on November 9, 1993, he entered into a Business Loan Agreement with Handtop Technologies, S.A. to receive $325,000 plus interest at the rate of
8.5 percent per annum with a maturity date of June 30, 1994, and that his obligation was subsequently assigned to and undertaken by APG. APG disputes the validity of the employment agreement, the validity of the business loan agreement and disputes that Doud rendered any services to APG. The Company has numerous defenses to this complaint and intends to vigorously defend this action.

    The Company is also party to various suits and claims incidental to its business. In the opinion of management, the ultimate disposition of these proceedings will not have a material adverse effect on the Company's financial position or results of operations.

    Threatened Claims

    On July 6, 1995, the Franchise Tax Board of the State of California ("FTB") served APG with a Notice of Corporation Tax Deficiency demanding that APG pay $93,434.65 in delinquent income taxes for the period August 1990, August 1992 and August 1993, file all past due returns and pay the total of all tax, penalties and interest due for each of the above referenced years. These assessments arise from federal income tax amounts assessed by the FTB. The Company disputes that any of this assessment is due. In addition to other remedies, the FTB has suspended the Company's foreign corporation qualification in California.

    In August 1995 APG entered into an employment agreement with its then President, Wallace N. Seward. The agreement provided for an annual base salary of $120,000. In the event of a termination by the Company other than for cause or due to death or disability, the Company was to pay a sum of $250,000. The Company has not made any payments under the agreement. Mr. Seward has advised the Company in writing of his claim in the sum of $500,000. The Company believes that it is close to settling this matter.

CHANGE IN ACCOUNTANTS

    On October 30, 1996, the Company dismissed Israeloff, Trattner & Co. as its independent accountants ("Israeloff"). This action had been approved by the Company's Board of Directors. Israeloff's reports on the Company's financial statements for the years ended December 31, 1994 and 1995 contained "going concern" qualifications. Otherwise, during the past two years Israeloff did not issue a report on the Company's financial statements that either contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.


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

    During the period of their engagement from September 1994 until October 30, 1996, there were no disagreements between the Company and Israeloff on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedure, which disagreement, if not resolved to the satisfaction of Israeloff, would have caused them to make reference to the subject matter of the disagreement in connection with any report that was to have been, or will be, prepared for the Company.

    On October 30, 1996 the Company's Board of Directors appointed Hollander Gilbert & Co. ("Hollander") as its independent accountants. Prior to such engagement, the Company did not consult with Hollander regarding the application of accounting principles to a specified transaction, or the type of audit opinion that may be rendered with respect to the Company's financial statements.

                     AMENDMENTS TO ARTICLES OF INCORPORATION

    The Board of Directors of the Company and the holders of a majority of the shares entitled to vote thereon have adopted by written consent in lieu of a meeting a proposal declaring advisable amendments to the Articles of Incorporation of the Company to (i) effectuate a one for two reverse stock split of the Company's currently issued and outstanding Common Stock (the "Reverse Stock Split"), (ii) increase the number of shares of Common Stock the Company is authorized to issue to 100,000,000, (iii) increase the number of shares of Preferred Stock the Company is authorized to issue to 60,000,000, and (iv) change the Company's name to TAL Wireless Networks, Inc. (collectively, the "Amendments"). The Company is currently authorized to issue 50,000,000 shares of Common Stock, $.001 par value and 10,000,000 shares of Preferred Stock. As of the date hereof, there are issued and outstanding 28,846,076 shares of Common Stock and 8,000,000 shares of Preferred Stock. The Amendments will become effective upon the filing of a certificate of amendment to the Company's certificate of incorporation with the Delaware Secretary of State. It is anticipated that the filing will take place on or about ___________, 1997.

REVERSE STOCK SPLIT

    The Board of Directors of the Company and a majority of the Common Stock entitled to vote thereon have approved a one for two reverse stock split (the "Reverse Stock Split"). Adoption of the Reverse Stock Split will reduce the presently issued and outstanding shares of Common Stock from 28,846,076 to approximately 14,423,038 (as a result of rounding, the actual number may be slightly higher). The Company believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Stock Split should increase the per share price of the Common Stock, which may encourage greater interest in the Common Stock and possibly promote greater liquidity for the Company's stockholders. However, the increase in the per share price of the Common Stock as a consequence of the proposed Reverse Stock Split may be proportionately less than the decrease in the number of shares outstanding. In addition, any increased liquidity due to any increased per share price could be partially or entirely off-set by the reduced number of shares outstanding after the proposed Reverse Stock Split. Nevertheless, the proposed Reverse Stock Split could result in a per share price that adequately compensates for the adverse impact of the market factors noted above. There can, however, be no assurance that the favorable effects described above will occur, or that any increase in per share price of the Common Stock resulting from the proposed Reverse Stock Split will be maintained for any period of time.

    No fractional shares will be issued. All fractional interests resulting from the Reverse Stock Split will be increased to the next higher whole number of shares. The Company believes that the approximate total number of beneficial holders of the Common Stock of the Company is in excess of 1,500. After the Reverse Stock Split the Company estimates that it will continue to have approximately the same number of stockholders.

         The number of issued shares after the Reverse Stock Split is approximate. Except for changes resulting from the Reverse Stock Split, the rights and privileges of holders of shares of Common Stock will remain the same, both before and after the proposed Reverse Stock Split.

         The Reverse Stock Split will also affect the number of shares of Common Stock issuable upon exercise of outstanding warrants. However, the number of shares of Common Stock issuable upon conversion of the Preferred Stock disclosed herein has been adjusted for the Reverse Stock Split.

         There can be no assurance that the market price of the Common Stock after the proposed Reverse Stock Split will be proportionately greater than the market price before the proposed Reverse Stock Split, or that such price will either exceed or remain in excess of the current market price.

         Federal Income Tax Consequences

         The following information is based on discussions with counsel. No opinion of counsel has been obtained. Stockholders are advised to consult with their own tax advisors for more detailed information relating to their individual federal state and local tax circumstances.

         1. The proposed Reverse Stock Split will be a reorganization described in section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

         2. The Company will recognize no gain or loss as a result of the proposed Reverse Stock Split.

         3. Stockholders will recognize no gain or loss to the extent that currently outstanding shares of Common Stock are exchanged for new shares of Common Stock pursuant to the proposed Reverse Stock Split.

         4. The tax basis of the new Common Stock received in exchange for Common Stock pursuant to the proposed Reverse Stock Split will be the same as the stockholders' basis in the stock exchanged. Therefore, the new shares of Common Stock in the hands of a stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of Common Stock held by that stockholder immediately prior to the proposed Reverse Stock Split.

         5. Stockholders whose fractional interests will be rounded up to the next whole number of shares will recognize gain equal to the difference between the fractional amount of shares owned by them and the whole number of shares they receive pursuant to the proposed Reverse Stock Split. Assuming that such stockholders have held their Common Stock as a capital asset and have held their stock for more than one year, the gain recognized upon the receipt of the whole shares in lieu of fractional shares will be capital gain.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         The Company is currently authorized to issue 50,000,000 shares of Common Stock of which as of the date hereof a total of 28,846,076 were outstanding. An increase in the authorized shares of Common Stock to 100,000,0000 will enable the Company to issue to the TAAL Shareholders shares upon conversion of the Preferred Stock in connection with the TAAL Agreement. See "Share Exchange between the Company and TAAL." In addition, sufficient shares will be readily available for use in any acquisition or financing, upon the exercise of outstanding warrants or upon the exercise of stock options, if granted.

         Shares that are presently authorized but not issued and outstanding are issuable at any time and from time to time, by action of the Board of Directors without further authorization from the Company's stockholders, except as otherwise required by applicable law or rules and regulations to which the Company may be subject, to such persons and for such consideration as the Board of Directors determines. This will permit the Company to consider financings, acquisitions or other transactions which may require the issuance of shares of Common Stock. The Company is not currently considering any financing transactions which would involve the issuance of Common Stock and, other than in connection with the Share Exchange, the Company has no commitments which would require the issuance of any shares of Common Stock.

         Current holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the shares of Common Stock which are authorized but not issued and outstanding. Voting rights afforded to shares of Common Stock upon their issuance would have a dilutive effect on the voting power of the outstanding Common Stock of the Company. Issuance of any of such additional shares of Common Stock could also have a dilutive effect on stockholders' equity in the Company.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK

         The Company is currently authorized to issue 10,000,000 shares of Preferred Stock of which as of the date hereof 8,000,000 were outstanding as a result of the issuances under the TAAL Agreement. Each outstanding share of Preferred Stock is convertible into three shares of Common Stock. The Preferred Stock has voting rights on an as converted basis and will vote together with the holders of the Common Stock. The number of shares of Preferred Stock issuable under the TAAL Agreement and the number of shares of Common Stock issuable upon conversion of the Preferred Stock have been adjusted for the reverse stock split described herein.

         In connection with the issuance of the Preferred Stock, the TAAL Shareholders have each agreed to waive the right to cast more than one vote per share of Preferred Stock until the implementation of the increase in the shares of Preferred Stock the Company is authorized to issue. Immediately upon the increase in the authorized number of shares of Preferred Stock, the Company will issue an additional 16,000,000 shares of Preferred Stock. In addition, the Company will amend the terms of the Preferred Stock to provide that each share of Preferred Stock will be convertible into one share of Common Stock and, accordingly, will carry one vote. As a result, the TAAL Shareholders will become the beneficial owners of an aggregate of 24,000,000 shares of Preferred Stock.

         An increase in the authorized shares of Preferred Stock to 60,000,000 will enable the Company to issue to the TAAL Shareholders the balance of the 16,000,000 shares of Preferred Stock in four series they are entitled to receive under the TAAL Agreement as set forth above. In addition, shares of Preferred Stock will be readily available for use in any acquisition or financing or upon the exercise of options, if granted.

         Shares of Preferred Stock that will be authorized but not issued are issuable at any time and from time to time, by action of the Board of Directors without further authorization from the Company's stockholders, except as otherwise required by applicable law or rules and regulations to which the Company may be subject, to such persons and for such consideration as the Board of Directors determines. This will permit the Company to consider financings, acquisitions or other transactions which may require the issuance of shares of Preferred Stock. The Company is not currently considering any financing transactions which would involve the issuance of Preferred Stock and, other than in connection with the Share Exchange, the Company has no commitments which would require the issuance of any shares of Preferred Stock.

         The issuance of preferred stock by the Board of Directors could adversely affect the rights of the holders of Common Stock. For example, such issuance could result in a class of securities outstanding that would have preferences with respect to voting rights and dividends and in liquidation over the Common Stock, and could (upon conversion or otherwise) enjoy all of the rights appurtenant to Common Stock. The authority possessed by the Board of Directors to issue preferred stock could potentially be used to discourage attempts by other to obtain control of the Company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly to achieve. Other than under the TAAL Agreement, there are no agreements or understandings regarding the issuance of preferred stock.

CHANGE OF NAME

         As a result of the Share Exchange, the Company will be controlled by the TAAL Shareholders In addition, it is engaged in TAAL's business. To more accurately reflect its new direction, the Board of Directors and a majority of the Shares entitled to vote thereon have determined that the Company should change its name to "TAL Wireless Networks, Inc."

VOTE REQUIRED

         Under Delaware law any amendments to the Company's certificate of incorporation require the affirmative vote or consent of a majority of the shares entitled to vote thereon. Shares entitled to vote on the matters set forth herein include the Common Stock and the Preferred Stock which votes together with the Common Stock. The required majority was obtained by written consent in lieu of a meeting with respect to all Amendments and no further votes will therefore be required. The Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with this action.

         STOCKHOLDERS ARE URGED TO READ THE AMENDMENTS, THE TEXT OF WHICH IS ATTACHED AS ATTACHMENT A TO THIS INFORMATION STATEMENT.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the Consolidated Financial Statements and related notes thereto included elsewhere herein. As a result of the merger with Tetherless Access Asia Limited ("TAAL") which for accounting purposes was treated as a reverse acquisition, the Company adopted the fiscal year end of TAAL. As a consequence, the results for the years ended June 30, 1996 and 1995 are those of TAAL.

         Overview

         The Company is primarily engaged in providing, through local affiliates, wireless data communications services to customers who are located principally in developing economies thereby taking advantage of the increasing demand for alternatives to wire line services in those locations.

         On October 24, 1996, the Company entered into an agreement to acquire all of the capital stock of TAAL in exchange for shares of Common Stock and Preferred Stock to be issued to the TAAL Shareholders. On a fully diluted basis, the shareholders of TAAL are the beneficial owners of 60% of the Company's Common Stock. The TAAL transaction was consummated on November 13, 1996. As a condition to closing, the Company was required to sell its business assets and make the proceeds generated from such disposition available to fund the business of TAAL. As a result, the Company's MTA/Masling subsidiary and its Barlile and note portfolio investments were sold for a total consideration of approximately $10.3 million in promissory notes.

         Results of Operations for the three and six month period ended December 31, 1996 and 1995

         Total revenues during the three and six months ended December 31, 1996, were approximately $244,000 and $352,000, respectively, compared to $203,000 and $241,000 in the comparable periods in 1995. TAAL's principal source of revenue historically has been sales of wireless network hardware. The Company has changed its mission to that of a network service provider. The Company derives revenues from recurring fees charged to users of the Company's wireless network systems. As a result, the Company's receipt of revenues from providing network services will be delayed while the Company builds and installs networks and obtains subscribers. In addition, the Company expects to allocate substantially all available revenues into working capital and investment into business expansion. Consequently, due to these front end expenditures in building a network infrastructure, the Company's management does not expect the Company to realize positive cash flow for several years until the network infrastructure has been established.

         Total general and administrative expenses were approximately $1,652,000 and $2,569,000 for the three and six months ended December 31, 1996, compared to $883,000 and $1,510,000 in the comparable periods in 1995. The increased general and administrative expenses reflect key management and other personnel additions at the Company's operating locations and in the corporate headquarters located in Sunnyvale, CA.

         The Company recorded interest income of approximately $142,000 during the three and six months ended December 31, 1996. This income reflects the amortization of the present value discount recorded for certain notes received in payment of the Company's disposition of assets in November 1996.

The remaining discount balance at December 31, 1996 of $84,000 will be fully amortized by February 28, 1997.

         During the last six months ended December 31, 1996, the Company incurred total interest expense of approximately $59,000, reflecting accrued interest on a $2.2 million note payable. The Company expects to pay the note and accrued interest with the issuance of common stock during the three months ending March 31, 1997.

         Results of Operations for the fiscal years ended June 30, 1996 and 1995

         Total revenues during the fiscal year ended June 30, 1996 were $575,245. There were no revenues during the fiscal year ended June 30, 1995.

         Total selling and administrative expenses for the year ended June 30, 1996 were $3,649,382 compared to $1,542,699 for the year ended June 30, 1995. This increase was due to hiring of additional management and other personnel at the Company's operating locations and at its corporate headquarters located in Sunnyvale, California.

         The Company recorded interest income of $10,582 compared to $19,440 in 1995. The decrease in interest income was due to the Company's decreased cash position in 1996.

         The Company had working capital of $422,218 at June 30, 1996, an increase of $230,198 over the $192,020 working capital at June 30, 1996. The increase in working capital was principally due to cash received from the sale of the Company's securities.

         Liquidity and Capital Resources

         The Company had working capital of approximately $9.9 million at December 31, 1996, an increase of over $9.5 million over the $420,000 working capital deficit at June 30, 1996. The increase in working capital is principally due to approximately $8.1 million net assets ($10.3 million gross proceeds less $2.2 million related debt) to be realized from the disposition of its discontinued operations. At December 31, 1996, the Company had total cash of approximately $873,000 and $9.7 million notes receivable due by February 28, 1997.

         The Company is in various stages of implementing wireless networks in Argentina, Australia, New Zealand, China, Philippines and Alaska. Provided that the $10.3 million generated by its sale of assets is received, the Company believes that its existing capital resources are likely to be sufficient to fund the planned costs of developing existing networks, launch new network systems, and meet operating expenses for the next 12 months. The planned use of the proceeds from the sale of the Company's assets during the next 12 months includes: $2.4 million for working capital which primarily will be allocated to the purchase of inventory; $2 million for capital equipment expenditures for network systems; $2.6 million costs associated with installing and developing network systems; $700,000 for product development; $1.2 million for sales and marketing costs; and $1.4 million for overhead and general corporate purposes. However, if for any reason these funds were unavailable to the Company, the Company's plan of operation would be materially and adversely affected.

         The Company has received a loan of $2,000,000 from a bank, guaranteed by one of its shareholders. The proceeds of the loan will be used to fund its operations for the short term until the notes issued to the Company in connection with the disposition of its assets have been paid.

         To provide additional capital, the Company recently commenced a private placement of up to $7.5 million in Common Stock at $3.00 per share. The investors will also receive warrants to purchase a total of 1,500,000 shares of Common Stock. To date the Company has received approximately $1,000,000 in this private placement. There can be no assurance that this private placement will be completed in its entirety.

         In connection with the Company's disposition of its notes portfolio in November 1996, the Company received a promissory note in the principal amount of $8.6 million from Capital Finance Corporation Pty. Ltd. ("Capital Finance"). The Company received an initial payment of $500,000. Payments of $2 million and $3 million that were due on December 15, 1996 and January 31, 1997, respectively, have not been received. At Capital Finance's request, the Company granted Capital Finance an extension until April 30, 1997. Although the Company believes that Capital Finance will satisfy its obligations to the Company, there can be no assurance that payments will be made. If for any reason Capital Finance does not pay off the notes, the Company's liquidity and ability to fund its future operations is likely to be substantially reduced.

         In connection with the sale of certain shares of the Company's Common Stock by Rubywell Pty. Ltd. ("Rubywell") to Budbox, Inc. ("Budbox"), Rubywell assigned Budbox's promissory note in the amount of $1.5 million in payment of sums owed to the Company by Rubywell. The Company received the first two payments totaling $500,000. At the request of Budbox, the Company granted it an extension until April 30, 1997. The Company is confident that Budbox will meet its obligations to the Company. The Company does not expect the non-payment to have a material adverse impact on its working capital or liquidity, assuming the Company receives the loan from a shareholder as described above, or receives the payments under the notes in connection with the disposition of its assets.

         In connection with the sale of the Company's interest in Barlile Corp., Ltd. to Clouden Pty. Ltd., as Trustee for Finance Investment Trust, the Company received two promissory notes in the amount of $78,000 each. To date, the second payment which was due on February 28, 1997, has not been received.

         In September 1996, the Company loaned $200,000 to Vancouver Development Company ("VDC") in exchange for which it received a promissory note from VDC payable on or about November 11, 1996. The loan is currently in default. The loan was made in connection with purported agreements entered into in November 1995 which provided for the acquisition of VDC by the Company and the employment of its principal. These purported agreements have since been rescinded.

         From time to time the Company seeks to use equity financing to consummate acquisitions or to meet its outstanding obligations. The Company negotiated the payment of a note with an approximate balance of $2.3 million by issuing approximately 856,000 shares of the Company's Common Stock at $2.75 per share, effective November 30, 1996. In addition, the Company negotiated the payment of approximately $1.7 million in accrued fees and expenses to various parties, which were incurred during the year ended August 31, 1996, by issuing shares of Common Stock.

                                   MANAGEMENT


OFFICERS AND DIRECTORS

         The following sets forth the name and age, present position(s) with the Company, principal business occupations and committee service for the last five years of each person who is presently a director or executive officer of the Company, as well as all of the TAAL designees. Under the TAAL Agreement, the TAAL Shareholders have the right to designate a majority of the Company's Board of Directors. On __________, 1997, the TAAL-designated individuals will by Board action be elected to the Company's Board of Directors. Stockholders are not voting on the initial election of these individuals. Mr. France is expected to resign from the Board.

NAME                                  AGE           POSITION TO BE HELD
John Davis                            41            Chief Executive Officer and Director
Jay W. Hubbard                        72            Director
Daniel A. France                      48            Director

         John Davis has practiced as an attorney in Australia for the past 18 years and has specialized in commercial and tax jurisdictions. Since 1988, he has also been a Director and Chief Executive Officer of Kamisha Corporation Limited, a licensed securities dealer in Australia. Mr. Davis is on the Board of various other companies which are active in managed futures, property syndication, agribusiness, finance and technology industries.

         Jay W. Hubbard is a native of California, who served in the United States Marine Corps. from 1940 to 1975 as an Infantry Officer (WWII) and as a Fighter Attach Pilot (Korean and Vietnam Wars). Mr. Hubbard retired as Brigadier General in December 1972. Mr. Hubbard is a graduate of the National War college and holds an M.S. in International Affairs from The George Washington University. He has post-military experience in residential development and served as a Consultant-Interim Chief Executive Officer/Chief Operating Officer steering public companies through Chapter 11 reorganizations.

         Daniel A. France was a co-founder of the Company and served as its Vice President/Finance and Chief Financial Officer from 1994 to February 1997. Mr. France is a CPA, beginning his career in public accounting with Peat, Marwick, Mitchell & Co., in June 1973. From 1976 until 1989, Mr. France held senior accounting and financial positions with CBS (June 1976 to April 1981), the RCA Corporation (May 1981 to January 1986) and Citibank, N.A. (January 1986 to March
1987). From April 1988 until May 1992, he served as Vice President/Finance of Sonin, Inc., a privately-held manufacturer of electronic tools. Mr. France was the Chief Financial Officer of Natural Child Care, Inc. from May 1992 until September 1993. Following its mergers with Winners All International, Inc., he maintained its accounting records on a part-time basis until August 1994. He also maintained the accounting records of Light Savers USA, Inc. from February 1994 until December 1994 when he resigned to devote full time to the Company.

         TAAL's designees to the Company's Board are:

NAME                                 AGE            POSITION TO BE HELD
Richard J. Redett                     51            Chief Financial Officer, Secretary and Director
Timothy L. Todhunter                  63            Director

         Richard Redett was the founder and has been a principal of The Redett Management Group, a corporate consulting firm specialized in corporate turnarounds, mergers and acquisitions and debt restructuring, since its inception in 1978. Prior thereto, he held executive positions with Danis Industries Corporation and was a management consultant with Deloitte & Touche LLP. Mr. Redett holds a Bachelor of Science in Industrial Management and an MBA from the University of Cincinnati.

         Timothy Todhunter was a director TAAL prior to the consummation of the Share Exchange. In addition, he has been the Chairman of Access Systems Pty Ltd, a multimedia software company, since 1994, and a director of the following entities: The Australia Institute, a policy research organization, since 1995, Australian Retirement Fund, since 1990, Hotel Leisure and Tourism Trust of Australia, a trust engaged in developing and managing assets in the leisure and tourism industry, of which he has been Chairman since its inception in 1996, JGL Investments Group Retirement Fund since 1990, ISPT Pty Ltd, a real estate holding company since 1994. Mr. Todhunter was the President of the Council of Textile and Fashion Industries of Australia from 1993 until 1996. Mr. Todhunter holds a Masters degree from Cambridge University, England, and is a fellow at the Australian Institute of Management.

BOARD OF DIRECTORS

         Each director is elected at the Company's annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified. At present, the Company's bylaws require no fewer than one director. The bylaws permit the Board of Directors to fill any vacancy and the new director may serve until the next annual meeting of stockholders or until his successor is elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of the Board.

COMPENSATION OF DIRECTORS

         It is contemplated that the Company's directors will be compensated for attending Board meetings. The amounts of such compensation are to be determined.

EMPLOYMENT AGREEMENTS

         In June 1996, the Company entered into a two-year employment agreement with Daniel France, its former Chief Financial Officer. The agreement is automatically renewable for one year periods. The agreement provides for a base annual salary of $115,000, subject to adjustment based on the Consumer Price Index and merit increases as recommended by the Board of Directors. The agreement also provides for a performance bonus. In addition, the agreement entitles Mr. France to a monthly car allowance of $600 and, for a period of six months, a monthly housing allowance of $1,500. Mr. France also received a one time relocation allowance of $25,000 in connection with the Company's move from Connecticut to California. The Company is currently negotiating a termination of Mr. France's employment agreement.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid or accrued by the Company during the two fiscal years ended June 30, 1996 (i) to its Chief Executive Officer and (ii) to the three highest paid employees of the Company whose cash compensation exceeded $100,000 per year in any such year (other than the individuals listed in the table, no employee of the Company received compensation in excess of $100,000):

                       SUMMARY COMPENSATION TABLE(1)(2)(3)

                                                                     ANNUAL COMPENSATION
                                                                     -------------------
           (A)                                   (B)               (C)                (D)              (E)
                                             YEAR ENDED                                             ALL OTHER
NAME/PRINCIPAL POSITION                        JUNE 30          SALARY($)            BONUS        COMPENSATION
-----------------------                        -------          ---------            -----        ------------
Michio Kushi                                     1996              $52,000                 --               --
Chief Executive Officer(4)                       1995              $30,333                 --               --

Dan Almagor                                      1996              $90,000                 --               --
Chief Executive Officer(5)                       1995                   --                 --               --

Daniel A. France                                 1996              $77,138            $ 9.702               --
Chief Financial Officer                          1995              $43,750                 --               --

Rodney C. Lewis                                  1996              $77,138            $ 4,851               --
VP, Sales and Marketing(6)                       1995              $43,750                 --               --

(1) The above compensation does not include the use of an automobile and other personal benefits, the total value of which do not exceed as to any named officer or director or group of executive officers the lesser of $50,000 or 10% of such person's or persons' cash compensation.

(2) Pursuant to the regulations promulgated by the Securities and Exchange Commission, the table omits columns reserved for types of compensation not applicable to the Company.

(3) None of the individuals listed in the table above received any long-term incentive plan awards during the fiscal year.

(4) Mr. Kushi became CEO on April 26, 1996 and resigned effective September 26, 1996.

(5)      Mr. Almagor became CEO on December 22, 1995 and resigned on April 26,
         1996.

(6) Consists of employment contract settlement payments accrued at August 31, 1995 and paid in September 1996.

STOCK OPTION PLANS

         The Company's stockholders and Board of Directors have adopted a Stock Bonus Plan (the "Bonus Plan") for the Company's employees and consultants. The Company has reserved an aggregate of 100,000 shares of Common Stock for issuance pursuant to the Bonus Plan. The Board of Directors and stockholders of the Company also have adopted a Stock Option Plan (the "Option Plan," together with the Bonus Plan, the "Plans") as an incentive for, and to encourage share ownership by, the Company's officers, directors and other key employees and/or consultants. The Option Plan provides that options to purchase a maximum of 250,000 shares of Common Stock (subject to adjustment in certain circumstances) may be granted under the Option Plan. The Option Plan also allows for the granting of stock appreciation rights ("SARs") in tandem with, or independently of, stock options. Any SARs granted will not be counted against the 250,000 limit. The Company has orally agreed with the underwriter of its initial public offering not to grant any SARs for two years after its initial Public Offering and until the Company has a profitable quarter.

         The purpose of the Option Plan is to make options (both "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified options) and "stock appreciation rights" (with non-qualified options only) available to certain officers, directors and other key employees and/or consultants of the Company in order to give such individuals a greater personal interest in the success of the Company and, in the case of employees, an added incentive to continue and advance in their employment.

         The Plans are administered by the majority vote of a Committee (the "Committee") appointed by the Board of Directors and comprised of at least two members of the Board who, in the case of the Option Plan, are not eligible to receive options, other than pursuant to a formula, it being intended that such plan shall qualify under Rule 16b-3 as promulgated pursuant to the Securities Exchange Act of 1934, as amended. The Committee will designate those persons to receive grants under the Plans and determine the number of shares and/or options, as the case may be, to be granted and the price payable for the shares of Common Stock thereunder. The price payable for the shares of Common Stock under each incentive stock option will be fixed by the Committee at the time of the grant, but most be not less than 100% (110% if the person granted such option owns more than 10% of the outstanding shares of Common Stock) of the fair market value of Common Stock at the time the option is granted.

         The Company agreed with the underwriter of its initial public offering that, until August 11, 1997, it will not issue any securities under any of the Plans at less than the fair market value of the Common Stock on the date of grant. The Company also agreed that, until such date, it will not register more than 100,000 shares of Common Stock underlying the options issuable under the Option Plan, provided, that unless otherwise consented to by the underwriter of its initial public offering, any options granted which will be exercisable into registered stock must provide that the options will not be exercised for six months following the date of grant and an aggregate of not more than 25,000 options can vest during each of the first two years following the date of this Prospectus.

         No options or SARs were granted during the last fiscal year under the Plans. However, subsequent to the end of the most recent fiscal year, the Board has resolved to grant options to a number of employees, consultants and other persons associated with the Company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended June 30, 1996, its officers, directors and greater than ten-percent beneficial owners complied with their
Section 16(a) filing requirements.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 11, 1997, information regarding the beneficial ownership of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company"s outstanding Common Stock, (ii) each of the Company's officers and directors and
(iii) all officers and directors of the Company as a group. The "as adjusted" columns set forth the number of shares of Common Stock (and the percentage of total outstanding) that will be beneficially owned by the afore-mentioned persons giving effect to the issuance of the Preferred Stock in connection with the acquisition by the Company of TAAL and the issuance of 48,000,000 shares of Common Stock upon conversion of the Preferred Stock (which number for purposes hereof has not been adjusted for the Reverse Stock Split). See "Business-- General, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Relationships and Related Transactions." Unless otherwise indicated, each stockholder's address is c/o the Company, 930 East Arques Avenue, Sunnyvale, California 94086-4552.

                                SHARES OWNED BENEFICIALLY   SHARES OWNED BENEFICIALLY
                                     AND OF RECORD (1)             AS ADJUSTED (2)
                                --------------------------  -------------------------
Name and Address                No. of Shares   % of Total  No. of Shares  % of Total
----------------                --------------  ----------  -------------  ----------
John Davis (3)                         169,384         *         335,336         *

Patrick N. DiCarlo                   2,096,070       7.3       2,096,070       2.7

Daniel France                          265,046         *         265,046         *

Jay Hubbard                             21,335         *          21,335         *

Consortium Investments Group         1,849,899       6.4       4,848,686       5.9
Level 7
575 Bourke Street
Melbourne, Australia 3000

P.R. Finance & Investment Ltd.       3,413,600      11.8       3,413,600       4.4
2001 Leeward Highway
Providenciales
British West Indies

Rubywell Pty. Ltd.                   1,706,800       5.9       1,706,800       2.2
Level 20
307 Queen Street
Brisbane, Australia

Greenchip Emerging Growth (4)        1,045,032       3.6      13,585,411      17.9
Level 15
600 Bourke Street
Melbourne, Australia 3000

Greenchip Investment Ltd. (4)        1,045,032       3.6      13,585,411      17.9
Level 15
600 Bourke Street
Melbourne, Australia 3000

All Officers and Directors as a        455,765       1.6         612,717         *
Group (3 persons) (3)

--------------------

* Less than 1%

(1) Includes shares issuable within 60 days upon the exercise of all options and warrants. Shares issuable under options or warrants are owned beneficially but not of record.

(2) The shares of Common Stock issuable upon conversion of the Preferred Stock have voting rights on an as converted basis. As a consequence, such shares of Common Stock are deemed to be outstanding for purposes of calculating the percentage ownership of all persons listed in the "as adjusted" columns. The holders of the Preferred Stock have waived their right to cast more than one vote per share of Preferred Stock until the implementation of the increase in the number of shares of Preferred Stock the Company is authorized to issue.

(3) Consists of shares held by corporations of which Mr. Davis is a director. In such capacity he shares voting power over said shares.

(4) Includes shares of Common Stock beneficially owned by the Greenchip Emerging Growth Fund and the Greenchip Investment Ltd. Also includes 262,261 shares of Common Stock beneficially owned by Greenchip Opportunities Ltd. The "as adjusted" column also includes 3,409,396 shares of Common Stock beneficially owned by Greenchip Opportunities Ltd.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On November 13, 1996, the Company consummated the purchase of all issued and outstanding securities of TAAL in consideration for the issuance of 4,000,000 shares of Common Stock and an aggregate of 8,000,000 shares of Preferred Stock which were issued in four series and which are each convertible over a period from six months to four years into three shares of Common Stock. On a fully diluted basis, the former shareholders of TAAL will hold approximately 60% of the Company's Common Stock. Under the terms of the agreement, the former shareholders of TAAL have the right to appoint the majority of the members of the Board of Directors of the Company.

         John Davis, a director of the Company and of TAAL, abstained from voting on the transaction in his capacity as a director of the Company. In addition, he resigned his position with TAAL shortly before the transaction was consummated.

         On February 27, 1996, the Company acquired from P.R. Finance & Investment Ltd. ("P.R. Finance") a note portfolio valued at approximately $9.7 million in exchange for 1,280,017 shares of the Company's common stock and a promissory note for $3,000,000. Rubywell Pty. Ltd ("Rubywell") transferred its 2,133,361 shares of the Company's common stock to P.R. Finance as additional consideration for the purchase of the loan portfolio. Both P.R. Finance and Rubywell are principal stockholders of the Company. In November 1996, the Company sold its interest in the note portfolio.


            INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         In connection with the Share Exchange, certain corporations of which John Davis is a director are entitled to receive in the aggregate 51,590 shares of Preferred Stock. Mr. Davis is the Chief Executive Officer and a director of the Company.

Dated:  Sunnyvale, California

            ________________, 1997

                          INDEX TO FINANCIAL STATEMENTS


Tetherless Access Asia Limited

         Directors' Report                                                   F-2

         Balance Sheet as at June 30, 1996                                   F-6

         Profit and Loss Statement for the Period Ended June 30, 1996        F-7

         Notes to Financial Statements                                       F-8

         Independent Audit Report                                           F-14

Tetherless Access Limited

         Report of Independent Accountants                                  F-17

         Balance Sheets as of December 31, 1995 and 1994                    F-18

         Statements of Operations for the Years Ended
         December 31, 1995 and 1994                                         F-19

         Statements of Shareholders' Equity for the Years Ended
         December 31, 1995 and 1994                                         F-20

         Statements of Cash Flows for the Years Ended
         December 31, 1995 and 1994                                         F-21

         Notes to Financial Statements                                      F-22

American Phoenix Group, Inc. and Subsidiaries

         Condensed Consolidated Balance Sheets as of
         December 31, 1996 and June 30, 1996 (unaudited)                    F-29

         Condensed Consolidated Statements of Operations for
         the Six Months Ended December 31, 1996 and 1995 (unaudited)        F-30

         Condensed Consolidated Statements of Operations for
         the Three Months Ended December 31, 1996 and 1995 (unaudited)      F-31

         Condensed Consolidated Statements of Cash Flows for
         the Six Months Ended December 31, 1996 and 1995 (unaudited)        F-32

         Notes to Condensed Consolidated Financial Statements               F-33

                         TETHERLESS ACCESS ASIA LIMITED
                                DIRECTORS' REPORT

The Directors present the following report for the period 13 April 1995 (date of incorporation) to 30 June 1996.


Directors

The names and particulars of the Directors of the Company in office at the date of this report are:

                                      Appointed       Resigned
                                      ---------       --------
      Michael John Anseli             13/4/95          30/7/95
      Graeme Litfie                   30/7/95
      Timothy Todhunter               30/7/95
      Carl Christopher Wilson         30/7/95
      Bruce Pilley                    13/4/95
      John Bardin Davis               13/4/95

Details of Directors Experience and Qualifications

Carl Christopher Wilson - Non Executive Director
B.A., B.Comm, A.S.I.A., has over fifteen years experience in the areas of research of industrial companies, corporate advice, stockbroking and fund management. Mr Wilson is a Director of The Greenchip Emerging Growth Limited Group, Greenchip Resources Limited, Greenchip Development Capital Limited, Greenchip Investments Limited, Tetherless Access Limited (U.S.A.) and Enterprise Solutions Limited (U.S.A.).

Timothy Lempriere Todhunter - Non Executive Director
M.A. (Hons) Cantab. and Fellow of the Australian Institute of Management. Mr Todhunter has twenty six years experience in the Information
Technology Industry and is a director of The Australia Institute and The Australian Retirement Fund. Mr Todhunter is the immediate past President, Council of Textile and Fashion Industries of Australia.

Graeme Little - Non Executive Director
B.Ec., LLB has over seventeen years experience in the areas of corporate regulation, corporate advice, stockbroking, takeovers and fund management. Mr Little is a Director of The Greenchip Emerging Growth Limited Group, Greenchip Resources Limited, Greenchip Development Capital Limited, Greenchip Investments Limited and Mount Wellington Gold N.L..

Bruce Roy Pilley
Mr Pilley has extensive experience in the financial services industry, principally as an adviser to private and public companies. He has coordinated numerous syndications of professional investors and institutions in various capital raisings. He was recently responsible for the coordination of development capital funding for Enterprise Solutions Asia Pacific Limited.

John Bardin Davis
LL.B., B.Econ. has been principally involved as a Business and Investment Consultant in assessing opportunities and raising investment capital both privately and via prospectus issues. He has practised as a Solicitor in Australia since 1978, specializing in commercial and investment law and taxation. Mr Davis is a director of Derivative Fund Management Limited, a licensed dealer and manager of the publicly listed Princeton Precious Metals Fund and the Diversified Managed Futures Fund.


Directors' Meetings

                         Number of Meetings held         Number of
    Name of Director        Whilst a Director        Meetings Attended
    ----------------        -----------------        -----------------
    Michael John Ansell            2                         2
    Graeme Little                 11                        10
    Timothy Todhunter             11                        10
    Carl Christopher Wilson       11                        10
    Bruce Pilley                  12                        12
    John Bardin Davis             12                        12

Number of Directors meetings held during the year was 12.


Principal Activities

The principal activities of the Company include the development and production of wireless data communication technology and investment in a U.S.A. corporation which developed the wireless data communications technology.


Review of Operations

The Company made good progress in developing and producing a wireless communications product which is commercially viable in the world market. A number of potential markets and customers have been identified. Discussions with these customers in respect of dealing in this wireless technology, are in a number of cases relatively advanced.


Significant Changes in State of Affairs

The Company was incorporated on the 13th April 1995. This therefore is the initial reporting period. There has been no significant changes in the Company's state of affairs in the period ended 30 June 1996 other than the provision of equity and debt funding to its U.S.A. investee and the other matters noted in the Subsequent Events note on page 3.


Results of Operations

The net loss of the Company for the financial period ended 30 June 1996 after the provision for tax was $651,271.


Likely Developments

It is expected that the Company will continue to expand and develop it operations worldwide as a wholly owned subsidiary of American Phoenix Group Inc.

Dividends

The Directors do not recommend payment of a final dividend and no dividend has been paid since the incorporation of the Company.


Significant After Balance Date Events

Since 30 June 1996, the Company has called for repayment of the loan to a Related Body Corporate. The Related Body Corporate was unable to repay the loan. As a result and pursuant to the loan agreement, the Company became entitled to all the assets and liabilities of the Related Body Corporate including all Intellectual Property.

An agreement has been negotiated between the Company's shareholders and American Phoenix Group Inc., a U.S.A. NASDAQ listed company, whereby American Phoenix Group Inc., will acquire all the issued shares of the Company, thereby making the Company a 100% owned subsidiary of American Phoenix Group Inc.


Share Options

There are no outstanding share options issued by the Company.


Directors Shareholding:

                            Shares Owned           Shares Owned
                                Directly           Beneficially
                                --------           ------------
Graeme Little                          0             30,459,068
Timothy Todhunter                      0              1,031,439
Carl Christopher Wilson                0             30,459,068
John Bardin Davis                      0              9,890,000
Bruce Pilley                           0              9,890,000

No share options have been granted to any Director as a consequence of being a Director. All options held by Directors either directly or indirectly are as a result of options being granted on the same basis as to all other investors.


Indemnification of Directors and Officers

During the financial period no insurance premium was paid in respect to a contract insuring its Directors or senior employees against a liability of a nature that is required to be disclosed under subsection 309A(3) of the Corporations Law.


Directors Benefits:

Other than already referred elsewhere in this report, no Director of the Company has received or become entitled to receive a benefit (other than a benefit included in the aggregate amount of emoluments received or due and receivable by Directors shown in the accounts) by reasons of a contract made payable by the Company or by a related corporation with the Director or with a firm of which he is a member or with a company in which he has a substantial interest except any benefit that may be deemed to accrue to Mr B. Pilley by reason of professional consulting fees paid in the ordinary course of business to Mallar Holdings Pty Ltd a company in which he has a beneficial holding.

Signed in accordance with a resolution of the directors



/s/ Timothy Todhunter                  /s/ Bruce Pilley
------------------------------         ------------------------------
Director                               Director

Date: 11th November 1996
Melbourne

                         TETHERLESS ACCESS ASIA LIMITED
                        BALANCE SHEET AS AT 30 JUNE 1996

                                                                   1996
                                                Notes                 $
CURRENT ASSETS

Cash                                                             201,211
                                                            ------------
TOTAL CURRENT ASSETS                                             201,211
                                                            ------------

NON CURRENT ASSETS

Investments                                        2           4,650,672
Receivables                                        3           1,559,202
Property Plant and Equipment                       4              25,829
                                                            ------------

TOTAL NON CURRENT ASSETS                                       6,235,703
                                                            ------------

TOTAL ASSETS                                                   6,436,914
                                                            ------------

CURRENT LIABILITIES

Creditors and Borrowings                                           5,000
                                                            ------------

TOTAL CURRENT LIABILITIES                                          5,000
                                                            ------------

TOTAL LIABILITIES                                                  5,000
                                                            ------------

NET ASSETS                                                     6,431,914
                                                            ============



SHAREHOLDERS' EQUITY

Share Capital                                     5            2,313,834
Reserves                                          6            4,769,351
Accumulated Losses                                              (651,271)
                                                            ------------

TOTAL SHAREHOLDERS' EQUITY                                     6,431,914
                                                            ============

                         TETHERLESS ACCESS ASIA LIMITED
                            PROFIT AND LOSS STATEMENT
                        FOR THE PERIOD ENDED 30 JUNE 1996

                                                                    1996
                                                 Notes                 $
Operating Revenue                                  7               5,111
                                                            ============
Operating Profit/(Loss) Before Income Tax                       (651,271)

Income Tax Attributable to Operating
   Profit/(Loss)                                   9                   0
                                                            ------------

Operating Profit/(Loss) After Income Tax                        (651,271)

Retained Profits/(Accumulated Losses)
   at the beginning of the financial period                            0
                                                            ------------

Retained Profits/(Accumulated Losses)
   at the end of the financial period                          (651,271)
                                                            ============

                         TETHERLESS ACCESS ASIA LIMITED
                        NOTES TO AND FORMING PART OF THE
                   ACCOUNTS FOR THE PERIOD ENDED 30 JUNE 1996

1 Statement of Accounting Policies

The principal accounting policies adopted by Tetherless Access Asia Ltd are stated in order to assist in a general understanding of the financial statements. These policies have been consistently applied except as otherwise indicated.

The Company is not a reporting entity because, in the Directors' opinion, there are unlikely to exist users who are unable to command the preparation of reports tailored so as to satisfy specifically all of their information needs and these financial statements are therefore "special purpose financial reports" that have been prepared solely to meet the requirements of the members.

The financial statements have been drawn up in accordance with Schedule 5 of the Corporations Law and applicable Accounting Standards. The company has applied Accounting Standard AASB 1025: "Application of the Reporting Entity Concept and Other Amendments" and therefore there is no requirement to apply other accounting standards and other mandatory professional reporting requirements (Urgent Issue Group Consensus Views). The Company has prepared the accounts in accordance with all accounting standards except for AASB 1026: "Statement of Cash Flows", AASB 1017: "Related Party Disclosures", and AASB 1005: "Financial Reporting by Segments".

(a) Basis of Accounting

The financial statements have been prepared on the historical cost basis and except where stated do not take into account current valuations of non-current assets. The financial statements have been prepared on a going concern basis which contemplates continuity of normal business activities and the realization of assets and settlements of liabilities in the ordinary course of business. The Directors believe this basis to be appropriate. However, as the Company is in the developmental stage the ongoing financial viability of the Company is dependent on further financial support from shareholders and external financiers.

(b) Depreciation and Amortization of Property, Plant and Equipment

Items of property, plant and equipment are depreciated over their estimated Useful lives using the straight line method.

(c) Income Tax

Income tax has been brought to account using a method of tax effect accounting whereby income tax expense/(benefit) for the period is calculated on the accounting profit/(loss) after adjusting for items, which as a result of their treatment under income tax legislation, create permanent differences between that profit/(loss) and the taxable income/(loss). The tax effect of timing differences which arises from the recognition in the accounts of items of revenue and expenses in periods different from those in which they are assessable or allowable for income tax purposes, are represented in the balance sheet as "future income tax benefits" or "provision for deferred income tax", as the case may be at current tax rates. A future income tax benefit is only carried forward as an asset where realization of the benefit can be regarded as being assured beyond reasonable doubt

(d) Investments

Long term investments which were not purchased for resale purposes are stated at cost and reflected as non current assets.

(e) Comparatives

Comparative figures are not presented as the company was incorporated on 13th April 1995 and these are the first financial statements prepared.

(f) Formation Costs

Due to the uncertainty in quantifying the benefit that is likely to accrue from formation costs, all formation costs have been expensed during the period they were incurred.


2 Investments

                                                                    1996
                                                                       $
   Unlisted shares at cost:
       In related bodies corporate                             4,482,328

The above investment represents payments made for a 26% interest in Tetherless Access USA Limited ("TAL USA").
TAL USA's principal activity is the
development of wireless communication products.

   Investment in China Satellite Launch Agents
       HK Limited - at cost                                      168,344
                                                            ------------

                                                               4,650,672
                                                            ------------


3 Receivables

                                                                    1996
                                                                       $
   Promissory Note receivable from:
       Related bodies corporate - TAL USA                        294,109

   Convertible Promissory Note receivable from:
       Related bodies corporate - TAL USA                      1,265,093
                                                            ------------

                                                               1,559,202
                                                            ------------

Refer note 11 for latest developments in regard to the TAL USA Receivables.


4 Property Plant and Equipment

                                                                    1996
                                                                       $
   Office Furniture & Equipment                                   30,220
   Less Accumulated Depreciation                                  (4,391)
                                                            ------------

                                                                  25,829
                                                            ------------


5 Share Capital

                                                                    1996
                                                                       $
   Authorised:
   2,000,000,000 Ordinary Shares at $0.05 each               100,000,000
                                                            ------------
   Issued:
   46,276,674 Ordinary Shares at $0.05 each                    2,313,834
                                                            ------------


6 Reserves

                                                                    1996
                                                                       $
Share Premium Account
Shares were issued at various premiums throughout
the period. As at 30th June 1996 the balance
of the share premium account was                               4,769,351
                                                            ============


7 Operating Loss Before Tax

                                                                    1996
                                                                       $
Operating loss before income tax has been determined after;
   (a) Crediting as revenue:
       Interest - other persons                                    5,111

   (b) Charging as expense:
       Depreciation of office furniture and equipment              4,391
       Audit Fee                                                   5,000

       Formation Costs written off                               235,234
                                                            ============


8 Directors Income

                                                                   1996
                                                                      $
Total income received or receivable by Directors
including amounts receivable from related
bodies corporate                                                 88,000
                                                            ============

Number of Directors of the Company whose total income falls within the following bands

        $0         -    $9,999      5
        $80,000    -    $89,999     1

No payments were made in relation to retirement benefits for Directors.


9 Income Tax

The amount provided in respect of income tax expense/(benefit) differs from the amount prima facie expense/(benefit) on operating profit(loss).
The difference is reconciled as follows.

   Prima facie tax (benefit) on Operating Loss                  (234,457)
   (Calculated at 36%)

   Add Back Permanent Differences - Formation Costs
      Expensed in the accounts not claimable for income tax       85,404

   Current Year Tax Losses not tax recognized                    149,053
                                                            ------------

   Income Tax Expense Benefit                                          0
                                                            ------------

The above tax loss has not been brought to account as a future income tax benefit as realization cannot be virtually assured.


10 Commitments

Non-cancellable operating leases not provided for with a term of more than one year-

   Payable:
   Not later than one year                                        31,169
   Later than one year but not later than 2 years                  7,792
                                                            ------------

                                                                  38,961

                                                            ------------

The Company is committed to pay a further HK$3,000,000 (AUS$489,540) to China Satellite Launch Agents HK Ltd (C.S.L.A.L.) as part of the investment in China Satellite Launch. This payment is dependant on C.S.L.A.L. achieving established levels of national; frequencies within China, and upon the granting of specific licences to C.S.L.A.L..


11 Significant After Balance Date Events

Since 30 June 1996, the Company has called for repayment of the loan to a Related Body Corporate. The Related Body Corporate was unable to repay the loan. As a result and pursuant to the loan agreement, the Company became entitled to all the assets and liabilities of the Related Body Corporate including all Intellectual Property.

An agreement has been negotiated between the Company's shareholders and American Phoenix Group Inc., a U.S.A. NASDAQ listed company, whereby American Phoenix Group Inc., will acquire all the issued shares of the Company, thereby making the Company a 100% owned subsidiary of American Phoenix Group Inc.

                         TETHERLESS ACCESS ASIA LIMITED
                             STATEMENT BY DIRECTORS

As detailed in Note 1 to the Accounts, the Directors consider that the Company is not a reporting entity as in their opinion there are unlikely to exist any users dependent on general purpose financial statements for information which would be useful for them in making and evaluating decisions about the allocation of scarce resources.

These accounts are regarded as "special purpose financial reports" which have been prepared solely to meet the reporting obligations of the Corporations Law.


In the opinion of the Directors:-

1
(a) the accompanying Profit and Loss Account and Balance Sheet are drawn up so as to give a true and fair view of the result of the Company for the period ended 30 June 1996, and the state of affairs of the Company as at 30 June 1996.

(b) as at the date of this statement, there are reasonable grounds to believe that the Company will be able to pay its debts as and when they fall due. However, as the Company is in the development stage, the ongoing financial viability of the Company is dependant on further financial support from shareholders and external financiers.

2   The accounts of the company have been made out in accordance with applicable
Accounting Standards to the extent indicated in Note 1 to the Accounts.



Dated at Melbourne this 11th day of November 1996. Signed in accordance with a resolution of the Directors:




/s/ Timothy Todhunter
------------------------------              Director




/s/ Bruce Pilley
------------------------------              Director

Pannell Kerr Forster
Chartered Accountants

INDEPENDENT AUDIT REPORT
TO THE MEMBERS OF TETHERLESS ACCESS ASIA LIMITED

Scope

30 June 1996

We have audited the financial statements, being a special purpose financial report, of Tetherless Access Asia Limited for the year ended 30 June 1996 comprising the Profit and Loss Account, Balance Sheet and Directors' Statement. The company's directors are responsible for the preparation and presentation of the financial statements and the information contained therein and have determined that the basis of accounting used and described in Note 1 to the financial statements is appropriate to meet the requirements of the Corporations Law and the needs of the members. We have conducted an independent audit of the financial statements in order to express an opinion to the members of the company on their preparation and presentation. No opinion is expressed as to whether the accounting policies used, and described in Note 1, are appropriate to the needs of the members.

The financial statements have been prepared for distribution to members for the purpose of fulfilling the directors' financial reporting requirements under the Corporations Law. We disclaim any assumption of responsibility for any reliance on this report or on the financial statements to which it relates to any person other than the members, or for any purpose other than that for which it was prepared.

Our audit has been conducted in accordance with Australian Auditing Standards. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements and the evaluation of significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the financial statements are presented fairly in accordance with the accounting policies described in Note I to the financial statements. (These policies do not require the application of all Accounting Standards and UIG Consensus Views)

The audit opinion expressed in this report has been formed on the above basis.


Audit Opinion

In our opinion, subject to the effects if any, on the accounts of the matters referred to in the preceding paragraph, the financial statements of Tetherless Access Asia Limited for the year ended 30 June 1996 are properly drawn up:

(a) so as to give a true and fair view, in accordance with the basis of accounting policies described in Note 1 to the financial statements, of the matters required by Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law to be dealt with in the financial statements;

(b)    in accordance with the provisions of the Corporations Law; and

(c) in accordance with applicable Accounting Standards. As the company has applied AASB 1025: "Application of the Reporting Entity Concept and Other Amendments", other Accounting Standards have only been applied to the extent described in Note 1 to the financial statements. (Similarly, as the company is a non-reporting entity, UIG Consensus Views have only been applied to the extent described in Note 1)



/s/ PANNELL KERR FORSTER                   /s/ G P Andreola
------------------------------         ------------------------------
    PANNELL KERR FORSTER                   G P Andreola
    Chartered Accountants                  Partner

A Victorian Partnership                    11 November 1996
                                           Melbourne

TETHERLESS ACCESS, LTD.
(A COMPANY IN THE DEVELOPMENT STAGE)
FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Tetherless Access, Ltd.

We have audited the accompanying balance sheets of Tetherless Access, Ltd. (a company in the development stage) as of December 31, 1995 and 1994 and the related statements of operations, of shareholders equity and of cash flows for the years then ended and for the period from inception (March 29, 1990) through December 31, 1995. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As explained in Note 7, the Directors of the Company resolved on September 15, 1996 to transfer the assets of the Company to the holders of certain secured promissory notes in satisfaction of amounts due, due to the Company's inability to meet its obligations under these notes.

In our opinion, the accompanying balance sheets and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Tetherless Access, Ltd. (a company in the development stage), at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended and for the period from inception (March 29, 1990) through December 31, 1995, in conformity with generally accepted accounting principles.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
San Jose, California
December 3, 1996

TETHERLESS ACCESS, LTD.
(A COMPANY IN THE DEVELOPMENT STAGE)
BALANCE SHEETS

                                                                                 DECEMBER 31,
                                                                             1995              1994

                           ASSETS
Current assets:
         Cash                                                           $   227,000        $   180,000
         Receivable from founder (Note 3)                                      --               25,000
         Accounts receivable                                                195,000               --
         Inventories (Note 2)                                               272,000               --
         Prepaid expenses and other current assets                           26,000             36,000
                                                                        -----------        -----------
                           Total current assets                             720,000            241,000
Property and equipment, net (Note 2)                                        282,000            141,000
Deposits                                                                     12,000               --
                                                                        -----------        -----------
                                                                        $ 1,014,000        $   382,000
                                                                        ===========        ===========

          LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
         Accounts payable                                               $   157,000        $    58,000
         Accrued liabilities                                                207,000             70,000
         Current portion of capitalized lease obligation (Note 4)            22,000             14,000
                                                                        -----------        -----------
                           Total current liabilities                        386,000            142,000
                                                                        -----------        -----------
Capitalized lease obligation, less current portion (Note 4)                  28,000             29,000
                                                                        -----------        -----------
                           Total liabilities                                414,000            171,000
                                                                        -----------        -----------
Commitments (Note 4)

Shareholders' equity (Note 5):
         Common stock, no par value, 50,000,000 shares
                  authorized; 11,914,321 and 9,485,000 shares
                  issued and outstanding                                  7,940,000          1,521,000
         Common stock subscriptions receivable                           (3,599,000)              --
         Deficit accumulated during development stage                    (3,741,000)        (1,310,000)
                                                                        -----------        -----------
                           Total shareholders' equity                       600,000            211,000
                                                                        -----------        -----------
                                                                        $ 1,014,000        $   382,000
                                                                        ===========        ===========

   The accompanying notes are an integral part of these financial statements.

TETHERLESS ACCESS,LTD.
(A COMPANY IN THE DEVELOPMENT STAGE)
STATEMENTS OF OPERATIONS

                                                                                 Period from
                                                                                  inception
                                                                                  (March 29,
                                                                                     1990)
                                                        Year Ended                  through
                                                       December 31,               December 31,
                                                  1995              1994               1995
Sales                                        $   241,000        $      --          $   266,000
Cost of sales                                    165,000               --              165,000
                                             -----------        -----------        -----------
   Gross profit                                   76,000               --              101,000
                                             -----------        -----------        -----------

Operating expenses:
   Selling, general and administrative         1,110,000            409,000          1,633,000
   Research and development                    1,400,000            742,000          2,235,000
                                             -----------        -----------        -----------
     Total operating expenses                  2,510,000          1,151,000          3,868,000
                                             -----------        -----------        -----------

Loss from operations                          (2,434,000)        (1,151,000)        (3,767,000)

Interest income                                   10,000             26,000             26,000
Interest expense                                  (7,000)            (3,000)              --
                                             -----------        -----------        -----------
Net loss                                     $(2,431,000)       $(1,128,000)       $(3,741,000)
                                             ===========        ===========        ===========

   The accompanying notes are an integral part of these financial statements.

TETHERLESS ACCESS, LTD.
(A COMPANY IN THE DEVELOPMENT STAGE)
STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (MARCH 29, 1990) THROUGH DECEMBER 31, 1995

                                                                                                          DEFICIT
                                                                                                        ACCUMULATED
                                                                                       COMMON STOCK        DURING
                                                                  COMMON STOCK        SUBSCRIPTIONS     DEVELOPMENT
                                                            SHARES        AMOUNT       RECEIVABLE         STAGE          TOTAL
Capital contribution from founders                        6,000,000    $    6,000    $      --        $      --       $     6,000
Net loss                                                       --            --             --             (3,000)         (3,000)
                                                        -----------    ----------    -----------      -----------     -----------

Balance at December 31, 1990                              6,000,000         6,000           --             (3,000)          3,000
Issuance of common stock for services                        10,000         1,000           --               --             1,000
Net loss                                                       --            --             --             (3,000)         (3,000)
                                                        -----------    ----------    -----------      -----------     -----------
Balance at December 31, 1991                              6,010,000         7,000           --             (6,000)          1,000
Issuance of common stock for services                        20,000         1,000           --               --             1,000
Net loss                                                       --            --             --            (79,000)        (79,000)
                                                        -----------    ----------    -----------      -----------     -----------
Balance at December 31, 1992                              6,030,000         8,000           --            (85,000)        (77,000)
Net loss                                                       --            --             --            (97,000)        (97,000)
                                                        -----------    ----------    -----------      -----------     -----------
Balance at December 31, 1993                              6,030,000         8,000           --           (182,000)       (174,000)
Issuance of common stock for cash                         3,450,000     1,500,000           --               --         1,500,000
Issuance of common stock for services                         5,000         3,000           --               --             3,000
Services provided for common stock subscriptions               --          10,000           --               --            10,000
Net loss                                                       --            --             --         (1,128,000)     (1,128,000)
                                                        -----------    ----------    -----------      -----------     -----------
Balance at December 31, 1994                              9,485,000     1,521,000           --         (1,310,000)        211,000
Issuance of common stock previously subscribed               20,000          --             --               --              --
Issuance of common stock for services                        28,600        20,000           --               --            20,000
Repurchase of common stock from founder                  (2,500,000)       (3,000)          --               --            (3,000)
Issuance of common stock for cash at $0.001 per share     2,320,000         2,000           --               --             2,000
Issuance of common stock for cash at $0.625 per share       640,000       400,000           --               --           400,000
Common stock subscriptions at $1.25 per share                  --       6,000,000     (6,000,000)            --              --
Issuance of common stock subscribed                       1,920,721          --        2,401,000             --         2,401,000
Net loss                                                       --            --             --         (2,431,000)     (2,431,000)
                                                        -----------    ----------    -----------      -----------     -----------
Balance at December 31, 1995                             11,914,321    $7,940,000    $ 3,599,000      $(3,741,000)    $   600,000
                                                        ===========    ==========    ===========      ===========     ===========

   The accompanying notes are an integral part of these financial statements.

TETHERLESS ACCESS, LTD.
(A COMPANY IN THE DEVELOPMENT STAGE)
STATEMENTS OF CASH FLOWS

                                                                                                      PERIOD FROM
                                                                                                       INCEPTION
                                                                                                       (MARCH 29,
                                                                                                          1990)
                                                                                                         THROUGH
                                                                    YEAR ENDED DECEMBER 31,            DECEMBER 31,
                                                                   1995                1994               1995
Cash flows from operating activities:
   Net loss                                                     $(2,431,000)       $(1,128,000)       $(3,741,000)
   Adjustments to reconcile net loss to net
     cash used in operating activities:
       Depreciation                                                  58,000             29,000             89,000
       Common stock issued in exchange for services                  20,000             13,000             35,000
   Changes in assets and liabilities:
     Accounts receivable                                           (195,000)              --             (195,000)
     Inventories                                                   (272,000)             1,000           (272,000)
     Prepaid expenses and deposits                                   10,000            (36,000)           (26,000)
     Deposits                                                       (12,000)              --              (12,000)
     Accounts payable                                                99,000             43,000            157,000
     Accrued liabilities                                            137,000             33,000            207,000
                                                                -----------        -----------        -----------
         Net cash used in operating activities                   (2,586,000)        (1,045,000)        (3,758,000)
                                                                -----------        -----------        -----------
Cash flows from investing activities resulting from the
   acquisition of property and equipment                           (174,000)          (120,000)          (301,000)
                                                                -----------        -----------        -----------

Cash flows from financing activities:
   Payment of loans                                                    --              (50,000)              --
   Receivable from founder                                           25,000            (24,000)              --
   Payables to founders                                                --              (86,000)              --
   Principal payments on capitalized lease obligations              (18,000)            (2,000)           (20,000)
   Proceeds from issuance on common stock, net of
     repurchases                                                  2,800,000          1,500,000          4,306,000
                                                                -----------        -----------        -----------
         Net cash provided by financing activities                2,807,000          1,338,000          4,286,000
                                                                -----------        -----------        -----------
Net increase in cash                                                 47,000            173,000            227,000
Cash at beginning of period                                         180,000              7,000               --
                                                                -----------        -----------        -----------
Cash at end of period                                           $   227,000        $   180,000        $   227,000
                                                                ===========        ===========        ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the period for taxes                        $     1,000        $     1,000        $     5,000
   Interest paid                                                      7,000              3,000             10,000

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING ACTIVITIES:
     Acquisition of property and equipment under
       capitalized lease obligation                             $    25,000        $    45,000        $    70,000

   The accompanying notes are an integral part of these financial statements.

TETHERLESS ACCESS, LTD.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994



1.   THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Tetherless Access, Ltd. (the "Company"), was incorporated in California on March 29, 1990 to develop products for the wireless data communications market. Since commencing activities in 1990, the Company has been in the development stage and its operations have principally involved research and development, market analysis and other business planning activities. The Company's first revenues from product sales were generated in late 1995; however, since such revenues are not significant, the Company is still considered to be in the development stage at December 31, 1995.

     THE FOLLOWING IS A SUMMARY OF THE COMPANY'S SIGNIFICANT ACCOUNTING
     POLICIES:

     LIQUIDITY AND FINANCIAL VIABILITY
     The Company has accumulated a deficit of $3,741,000 for the period from its inception through December 31, 1995. During 1995, the Company obtained a financing commitment from certain shareholders to invest an additional $6,000,000 in the Company in exchange for 4,800,000 shares of Common Stock, payable in monthly installments on an as-needed basis. Through December 31, 1995, the Company had received $2,401,000 under this commitment. In March 1996, the Company obtained additional financing commitments from certain shareholders on the same terms as above aggregating $8,000,000 including amounts previously committed, but not yet received. The commitment expires December 31, 1996.

     In May 1996, the Company obtained financing of $1,000,000 under a secured convertible promissory note repayable on May 2, 1998. In connection with this note, the Company issued 1,540,000 shares to the lender in consideration for an option to purchase 25% of the lender's outstanding stock at a price of $0.25 (Australian dollars) and for the lender's agreement to enter into a distribution agreement with the Company.

     In June 1996, the Company obtained additional financing of $3,000,000 from the same lender under a secured promissory note repayable on June 17, 1998.

     The $1,000,000 and $3,000,000 notes were each secured by an interest in the Company's tangible and intangible property. Both notes contained certain covenants relating to the financial position of the Company.

     On September13, 1996, the lender made demand for immediate payment of the notes (see Note 7).

TETHERLESS ACCESS, LTD.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994



     USE OF ESTIMATES AND ASSUMPTIONS
     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

     CONCENTRATION OF CREDIT RISK
     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of bank deposits and accounts receivables. The Company places its cash primarily in checking and market rate accounts. Two customers accounted for 37% and 33%, respectively, of sales in 1995. Receivables from these customers total $89,000 and $79,000 at December 31, 1995. The Company performs ongoing evaluations of its customers' financial condition and maintains an allowance for uncollectible accounts receivable based upon the expected collectibility of all accounts receivable.

     REVENUE RECOGNITION
     Revenue from product sales is recognized upon product shipment provided no significant obligations remain and collectibility is probable.

     INVENTORIES
     Inventories are stated at the lower of cost, using the first-in, first-out method, or market.

     PROPERTY AND EQUIPMENT
     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets of three to five years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the lease term.

     INCOME TAXES
     Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their financial statement reported amounts.

TETHERLESS ACCESS, LTD.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994



   Balance Sheet Components

                                                             December 31,
                                                         1995            1994
     Inventories:
         Raw materials                                $ 225,000        $      -
         Finished goods                                  47,000               -
                                                      ---------        --------
                                                      $ 272,000        $      -
                                                      =========        ========
     Property and equipment:
         Equipment and other                          $ 237,000        $159,000
         Furniture and fixtures                         118,000          13,000
         Software                                        16,000               -
                                                      ---------        --------
                                                        371,000         172,000
         Accumulated depreciation                       (89,000)        (31,000)
                                                      ---------        --------
                                                      $ 282,000        $141,000
                                                      =========        ========


3.   RELATED PARTY TRANSACTIONS

     In March 1994, the Company loaned $25,000 to a founder in exchange for a 4% promissory note secured by 57,500 shares of the Company's Common Stock. The note and accrued interest were repaid in full in 1995.

     During 1995, approximately $89,000 of the Company's sales were to a shareholder. Accounts receivable at December 31, 1995 from this shareholder were $89,000, which were paid in full in 1996.


4.   COMMITMENTS

     During 1995, the Company entered into a three-year noncancelable operating lease for its facility. In 1995 and 1994, the Company entered into agreements to lease equipment aggregating $25,000 and $45,000, respectively which have been recorded as capitalized leases.

     Rent expense on operating leases totaled $88,000 and $27,000 in 1995 and 1994, respectively.

TETHERLESS ACCESS, LTD.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994



     Future minimum lease payments under operating and capitalized leases are as follows:

     YEAR ENDING DECEMBER 31                                 OPERATING    CAPITALIZED
         1996                                                 $191,000    $   27,000
         1997                                                  146,000        25,000
         1998                                                  128,000         4,000
         1999                                                        -         3,000
         2000                                                        -         2,000
                                                              --------    ----------
         Total minimum lease payments                         $465,000        61,000
                                                              ========
         Less:  amount representing interest                                  11,000
                                                                          ----------
         Present value of minimum lease payments                              50,000
         Less:  current portion                                               22,000
                                                                          ----------
         Long-term portion of capitalized lease obligations               $   28,000
                                                                          ==========

5.   SHAREHOLDERS' EQUITY

     In March 1990, the founders of the Company contributed certain intellectual property and cash to the Company aggregating $4,000 and $2,000, respectively, in exchange for 6,000,000 shares of Common Stock. In 1991 and 1992, the Company issued 10,000 and 20,000 shares of Common Stock, respectively, valued at $0.05 per share in exchange for services. In 1994, the Company issued 5,000 shares of Common Stock valued at $0.50 per share to an employee in exchange for services.

     In January 1994, the Company issued 3,450,000 shares of Common Stock to an independent investor in exchange for cash of $1,500,000. The Company has the right of first refusal to purchase the shares, except in the event of a merger, the sale of all of the Company's assets or an initial public offering of the Company's Common Stock.

     During 1994, certain employees and consultants provided services to the Company in exchange for a subscription for the issuance of 20,000 shares of Common Stock. Such services were valued at $10,000, and the 20,000 shares were issued in 1995.

     During 1995, the Company issued 28,600 shares of Common Stock valued at $20,000 to certain employees and a consultant in exchange for services provided to the Company.

     In February 1995, the Company repurchased 2,500,000 shares of Common Stock from a founder at $0.001 per share.

TETHERLESS ACCESS, LTD.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994



     A total of 2,960,000 shares of Common Stock have been sold to investors subject to the Company's right of first refusal to purchase the shares, except in the event of an initial public offering of the Company's Common Stock.

     During 1995, certain shareholders (see Note 1) committed to purchase 4,800,000 shares of Common Stock for $1.25 per share through March 1996. The total amount of $6,000,000 is paid in monthly installments on an as-needed basis. Through December 31, 1995, the Company had received $2,401,000 and issued 1,920,721 shares of Common Stock under this commitment.

     STOCK OPTION PLAN
     The 1993 Stock Option Plan (the "Plan"), as amended, authorizes the Board of Directors to grant incentive stock options and nonstatutory stock options to employees, directors and consultants to purchase up to 3,200,000 shares of Common Stock. Under the Plan, incentive stock options are granted at a price that is not less than 100% of the fair market value of the stock on the date of grant, as determined by the Board of Directors. Nonqualified stock options are granted at a price that is not less than 85% of the fair market value of the stock on the date of grant, as determined by the Board of Directors.

     Generally, options granted under the Plan are exercisable on and after the date of grant. Any unvested shares which the optionee has purchased and holds are subject to the Company's right to repurchase from the optionee at the optionee's cost per share, in the event the optionee attempts to dispose of such shares or in the event of the optionee's termination of employment with or without cause. The Company's repurchase right lapses as shares subject to an option become vested. Generally, shares subject to options granted under the Option Plan vest at the rate of 1/4th of the shares on the first anniversary of the grant date of the option, and an additional 1/48th of the shares upon completion of each succeeding full month of continuous employment thereafter until all shares are vested.

     In February 1995, the Company granted to the Chairman of the Board of Directors and Chief Executive Officer options to purchase 1,200,000 shares at an exercise price of $0.001 per share. These options vest at the rate of 1/24th for each full month of employment after the date of the grant.

     Options are exercisable for a period of ten years.

TETHERLESS ACCESS, LTD.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994



     A summary of stock option activity is as follows:

                                                               SHARES             OPTIONS              PRICE PER
                                                              AVAILABLE          OUTSTANDING            SHARE
     Balance as of December 31, 1993                          3,200,000                  -                    -
     Granted                                                 (1,475,000)         1,675,000                $0.50
     Canceled                                                   475,000           (475,000)               $0.50
                                                             ----------          ---------
     Balance as of December 31, 1994                          2,200,000          1,000,000                $0.50

     Granted                                                 (2,061,000)         2,061,000         $0.001-$1.25
     Canceled                                                   500,000           (500,000)               $0.50
                                                             ----------          ---------
     Balance as of December 31, 1995                            639,000          2,561,000         $0.001-$1.25
                                                             ==========          =========

     At December 31, 1995, 887,541 options to purchase shares were vested.

     WARRANTS
     At December 31, 1995, warrants to purchase 50,000 shares of Common Stock at $0.50 per share were outstanding. The warrants expire in 2005.


6.   INCOME TAXES

     No provision for federal and state income taxes has been recorded as the Company has incurred net operating losses since inception. Deferred tax assets of approximately $1,518,000 and $522,000 at December 31, 1995 and 1994, respectively, are fully reserved due to the uncertainty of realization and consist primarily of deferred compensation, R&D credits, and accumulated losses.

     At December 31, 1995, the Company had federal and state net operating loss carryforwards of $3,477,000 and $3,469,000, respectively, available to reduce future taxable income. Such carryforwards expire through 2010. The income tax benefit from the utilization of net operating loss carryforwards may be limited in certain circumstances including, but not limited to, cumulative stock ownership changes of more than 50% over a three year period. Such a change in ownership may have occurred in connection with stock offerings in 1994 and 1995, and the Company is currently assessing possible restrictions on the use of its net operating loss carryforward as a result of such possible changes in ownership. There can be no assurance that the Company's net operating loss carryforward will be available for use in the future.

TETHERLESS ACCESS, LTD.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994



7.   SUBSEQUENT EVENTS

     On September 13, 1996, the holder of the secured convertible promissory note dated May 2, 1996 in the face amount of $1,000,000 and the secured promissory note dated June 17, 1996 in the face amount of $3,000,000 made demand for immediate payment of the notes. The Company's indebtedness at September 13, 1996 under these notes was a total principal amount of $2,215,000, plus accrued and unpaid interest.

     Due to the Company's inability to pay the amounts due under the notes, the Directors resolved on September 15, 1996 to transfer to the lender all assets of the Company, which represented the secured collateral under the notes, in satisfaction of the amounts outstanding. The historical cost of the collateral transferred was less than the amounts due under the notes.

                  AMERICAN PHOENIX GROUP, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                       DECEMBER 31, 1996 AND JUNE 30, 1996


                                                                              December 31,           June 30,
                                                                                  1996                 1996
                                                                              ------------         ------------
                                     ASSETS

CURRENT ASSETS
       Cash                                                                   $    872,551         $    187,957
       Inventory                                                                   907,724              592,482
       Accounts receivable                                                         367,457              112,719
       Prepaid expenses                                                             24,918               29,848
       Notes receivable                                                          9,656,649
                                                                              ------------         ------------

                TOTAL CURRENT ASSETS                                            11,829,299              923,006

PROPERTY AND EQUIPMENT, Net                                                        587,606              311,515

OTHER ASSETS
       Funds held in escrow                                                        150,944
       Deposits and other assets                                                   154,416              220,584
                                                                              ------------         ------------
                                                                                   305,360              220,584
                                                                              ------------         ------------

                                                                              $ 12,722,265         $  1,455,105
                                                                              ============         ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
       Accounts payable and accrued expenses                                  $  1,360,017         $    500,788
       Reserve for rescission/guarantee                                            526,000
                                                                              ------------         ------------

                TOTAL CURRENT LIABILITIES                                        1,886,017              500,788

LIABILITIES TO BE SATISFIED BY  THE ISSUANCE
       OF SHARES OF COMMON STOCK                                                 3,932,731

STOCKHOLDERS' EQUITY
       Preferred stock - authorized 10,000,000 shares, $.01 par value, issued and outstanding - 8,000,000 shares at December 31,
            1996 and June 30, 1996                                                  80,000               80,000
       Common stock - authorized 50,000,000 shares, $.001 par value, issued and outstanding - 24,969,371 shares at December 31,
            1996 and 4,000,000 at June 30, 1996                                     24,969                4,000
       Additional paid-in capital                                               15,849,288            6,921,821
       Subscriptions receivable                                                   (321,540)
       Accumulated deficit                                                      (8,729,200)          (6,051,504)
                                                                              ------------         ------------
                                                                                 6,903,517              954,317
                                                                              ------------         ------------

                                                                              $ 12,722,265         $  1,455,105
                                                                              ============         ============


     See accompanying Notes to Condensed Consolidated Financial Statements.

                  AMERICAN PHOENIX GROUP, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                   SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995



                                                     1996                 1995
                                                  -----------         -----------
REVENUES                                          $   352,264         $   241,393
                                                  -----------         -----------

COSTS AND EXPENSES
       Cost of sales                                  294,309             164,455
       Selling, general and administrative          2,568,754           1,509,529
       Research and development                       250,158              74,978
                                                  -----------         -----------

                 TOTAL COSTS AND EXPENSES           3,113,221           1,748,962
                                                  -----------         -----------

LOSS FROM OPERATIONS                               (2,760,957)         (1,507,569)
                                                  -----------         -----------

OTHER INCOME (EXPENSE)
       Interest income                                142,109               4,399
       Interest expense                               (58,848)
                                                  -----------         -----------
                                                       83,261               4,399
                                                  -----------         -----------

NET LOSS                                          $(2,677,696)        $(1,503,170)
                                                  ===========         ===========

NET LOSS PER SHARE                                $     (0.29)        $     (0.38)
                                                  ===========         ===========

WEIGHTED AVERAGE NUMBER OF COMMON
       SHARES OUTSTANDING                           9,242,343           4,000,000
                                                  ===========         ===========



     See accompanying Notes to Condensed Consolidated Financial Statements.

                  AMERICAN PHOENIX GROUP, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                  THREE MONTHS ENDED DECEMBER 31, 1996 AND 1995




                                                      1996                  1995
                                                  ------------         ------------
REVENUES                                          $    243,883         $    203,193
                                                  ------------         ------------

COSTS AND EXPENSES
       Cost of sales                                   198,270              141,286
       Selling, general and administrative           1,652,441              883,318
       Research and development                         36,237               43,967
                                                  ------------         ------------

                 TOTAL COSTS AND EXPENSES            1,886,948            1,068,571
                                                  ------------         ------------

LOSS FROM OPERATIONS                                (1,643,065)            (865,378)
                                                  ------------         ------------

OTHER INCOME (EXPENSE)
       Interest income                                 141,059                2,137
       Interest expense                                (58,848)
                                                  ------------         ------------
                                                        82,211                2,137
                                                  ------------         ------------

NET LOSS                                          $ (1,560,854)        $   (863,241)
                                                  ============         ============

NET LOSS PER SHARE                                $      (0.11)        $      (0.22)
                                                  ============         ============

WEIGHTED AVERAGE NUMBER OF COMMON
       SHARES OUTSTANDING                           14,484,686            4,000,000
                                                  ============         ============


     See accompanying Notes to Condensed Consolidated Financial Statements.

                  AMERICAN PHOENIX GROUP, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                   SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995




                                                                       1996                1995
                                                                   -----------         -----------
CASH FLOWS FROM OPERATING ACTIVITIES
       Net loss                                                    $(2,677,696)        $(1,503,170)
       Adjustments to reconcile net loss to net cash used
          in operating activities:
              Depreciation  and amortization                            99,186              38,476
              Amortization of discount on notes receivable            (132,053)
              Changes in operating assets and liabilities:
                      Inventory                                       (315,242)           (248,076)
                      Accounts receivable                             (254,738)           (194,105)
                      Prepaid expenses                                   4,930                 485
                      Accounts payable and accrued expenses           (117,626)            203,085
                                                                   -----------         -----------

       Net cash used in operating activities                        (3,393,239)         (1,703,305)
                                                                   -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES
       Decrease (increase) in other assets                             176,447              (6,605)
       Collection of notes receivable                                  728,000
       Purchases of property and equipment                            (328,334)           (197,479)
                                                                   -----------         -----------

       Net cash used in investing activities                           576,113            (204,084)
                                                                   -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES
       Cash received on reverse merger                                 804,107
       Sale of common stock                                          2,697,613           1,912,014
                                                                   -----------         -----------

       Net cash provided by financing activities                     3,501,720           1,912,014
                                                                   -----------         -----------

NET INCREASE IN CASH                                                   684,594               4,625

CASH, beginning of period                                              187,957             333,574
                                                                   -----------         -----------

CASH. end of period                                                $   872,551         $   338,199
                                                                   ===========         ===========

                  AMERICAN PHOENIX GROUP, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.       COMMENTS

         The accompanying condensed financial statements are unaudited but, in the opinion of management of the Company, contain all adjustments, consisting of only normal recurring accruals, necessary to present fairly the financial position at December 31, 1996, the results of operations for the three and six months ended December 31, 1996 and 1995, and the changes in cash flows for the six months ended December 31, 1996. Certain information and footnote disclosures normally included in financial statements that have been prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although management of the Company believes that the disclosures in these financial statements are adequate to make the information presented therein not misleading. For further information, refer to the financial statements and notes thereto included in the Company's 1996 Form 10-KSB filed with the Securities and Exchange Commission. Operating results for the six months ended December 31, 1996 are not necessarily indicative of the results that may be expected for the year ending June 30, 1997.

2.       BASIS OF PRESENTATION

         On June 1, 1996, American Phoenix Group, Inc., a Nevada corporation ("APG") and Kushi Macrobiotics Corporation ("Kushi") entered into an Agreement and Plan of Merger which provided for the merger of APG into and with Kushi. Pursuant to the merger agreement which closed on September 26, 1996, Kushi was the surviving corporation and all of the issued and outstanding shares of common stock of APG were converted into that number of shares of common stock of Kushi which constituted 85% of the issued and outstanding shares of Kushi as of the effective time of the merger. As of August 31, 1996, APG had 38,088,869 issued and outstanding shares of common stock which were converted into 16,251,465 shares of Kushi's shares ( a conversion ratio of .4267 for each share of APG). Immediately after the merger, the Company had 19,119,371 issued and outstanding shares of common stock. Subsequently, Kushi changed its name to American Phoenix Group, Inc. and adopted the fiscal year end of APG. Although as a matter of corporate law, the existence of APG ceased upon the merger, for accounting purposes, APG was deemed the survivor and the merger was considered a reverse acquisition of Kushi by APG. Prior to the effective time of the merger, Kushi transferred substantially all of its assets and liabilities to Kushi Natural Foods Corp. ("Kushi Foods"), an entity newly organized for the purpose of pursuing the natural foods business of Kushi. All of the issued and outstanding common stock of Kushi Foods were distributed to the pre-merger stockholders of Kushi as dividends.

         On October 24, 1996, the Company entered into a definitive Agreement and Plan of Reorganization (the "TAAL Agreement"), by and among the Company, TAAL, and other persons constituting holders of all of the issued and outstanding capital stock of TAAL. The TAAL agreement was closed on November 13, 1996. Consummation of the agreement has resulted in a change of control of the Company. Under the terms of the TAAL agreement, the Company acquired all of the outstanding capital of TAAL in exchange for 4,000,000 shares of the Company's common stock and 8,000,000 shares of the Company's Preferred Stock comprised of four separate series denominated as Series A through D. Each Series of the Preferred stock (comprised of 2,000,000 shares each) will be convertible into 6,000,000 shares of common stock upon the expiration of the applicable periods. The conversion ratio applied gives effect to a contemplated reverse split of 2:1 of the common stock . The initial issuance of 4,000,000 shares of common stock at the closing of the transaction represented pre-split shares. The transaction was accounted for as a reverse acquisition whereby the Company which was the legal acquirer was considered, for accounting purposes, to be the acquiree since TAAL shareholders acquired majority control of the Company. Subsequently, the Company adopted TAAL's fiscal year end of June 30.

         In September 1996, TAAL foreclosed on delinquent obligations due from its affiliate, Tetherless Access, Ltd. ("TAL USA"). Pursuant to the foreclosure, TAAL succeeded to the assets and liabilities of TAL USA. The objective of TAL USA was, and the objective of the Company is, the creation of low cost medium speed wireless data communications by obviating the need for wire lines in geographic locations, particularly in developing economies outside the United States, where such lines are either non-existent or costly to install. The historical financial statements include the combined balance sheets of TAAL and TAL USA as of June 30, 1996 and combined results of operations for the three and six months ended December 31, 1995.

3.       NOTES RECEIVABLE

         Notes receivable consisted of the following at December 31, 1996:

         Non-interest bearing promissory note from the sale of a loan portfolio payable as follows: $500,000 on December 1, 1996, $3,000,000 on
         December 15, 1996, $2,000,000 on January 31, 1997 and $3,100,000 on
         February 28, 1997. The December 1, 1996 installment was received. The
         December 15, 1996 installment was subsequently extended to January 31,
         1997 with interest at 10% per annum. As of the date hereof, the January
         31 installments totaling $5,000,000 had not been received. The amount outstanding included accrued
         interest of $13,151.                                                            $ 8,113,151

         Non-interest bearing promissory note due in various installments as follows: $150,000 on November 30, 1996, $350,000 on December 31, 1996,
         $500,000 on January 31, 1997 and $500,000 on February 28, 1997. The
         November 30 installment was received. As of the date hereof, the
         December 31, 1996 and the January 31, 1997
         installments had not been received.                                             1,350,000

         Promissory note due on November 11, 1996. As of the date
         hereof, this note is still outstanding.                                           200,000

         Non-interest bearing promissory note of $156,000 payable in two equal installments of $78,000 on November 21, 1996
         and December 31, 1996. The November 21
         installment was received.                                                          78,000
                                                                                      ------------
                                                                                      $  9,741,151
         Less imputed interest on notes receivable                                         (84,502)
                                                                                      ------------
                                                                                      $  9,656,649
                                                                                      ============

                                                                    ATTACHMENT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          AMERICAN PHOENIX GROUP, INC.

         It is hereby certified that:

         FIRST: The present name of the corporation (the "Corporation") is American Phoenix Group, Inc.

         SECOND: The Corporation wishes to change its name and to that end amends Article 1 of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

         "The name of the Corporation is Tal Wireless Networks, Inc."

         THIRD: The Corporation wishes to increase the number of shares of Common Stock and Preferred Stock it is authorized to issue and to combine the issued and outstanding shares of Common Stock at the rate of 0.5 for one, and to that end amends Subparagraph (a) of Paragraph 4 to read as follows:

         "(a) The Corporation shall be authorized to issue the following shares:

         CLASS                                                      NUMBER                             PAR VALUE
         -----                                                      ------                             ---------
         Common                                                100,000,000                                 $.001

         Preferred                                              60,000,000                                  $.01

         At 5.00 p.m. on the date of filing of this Certificate of Amendment, all outstanding shares of Common Stock held by each holder of record on such date shall be automatically combined at the rate of 0.5 for one without any further action on the part of the holders thereof or this Corporation. No fractional shares will be issued. All fractional shares shall be increased to the next higher number of shares."

         FOURTH:The foregoing Amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, American Phoenix Group, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer, under penalty of perjury, this ___ day of ____________, 1997.



         _____________________
         Authorized Officer